Exhibit 2.1

STOCK PURCHASE AGREEMENT,

dated January 26, 2007,

among

OC-NET, INC.

ROBERT HIPP, GARY LEE THORMAHLEN,

DAN NORDELL

and

ARI NETWORK SERVICES, INC.

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

1

1.1

Definitions

1

1.2

Construction

7

ARTICLE II PURCHASE AND SALE

7

2.1

Purchase and Sale

7

2.2

Purchase Price

7

2.3

Closing Date

8

2.4

Closing Deliveries.

8

2.5

Net Working Capital Adjustment.

10

2.6

The Holdback

12

2.7

Earnout.

13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS

14

3.1

Existence and Power

14

3.2

Authorization

14

3.3

Enforceability

15

3.4

Governmental and Third-Party Authorizations

15

3.5

Noncontravention

15

3.6

Title to Subject Shares; Capitalization.

15

3.7

No Undisclosed Liabilities

16

3.8

Financial Statements.

16

3.9

Absence of Certain Changes

17

3.10

Material Contracts.

18

3.11

Suits

19

3.12

Compliance with Laws

20

3.13

Title to and Condition of Assets

20

3.14

Intellectual Property.

21

3.15

Insurance

23

3.16

Real Property

23

3.17

Employees.

24

3.18

Benefit Matters.

26

3.19

Environmental Matters

27

3.20

Taxes.

28

3.21

Cash Accounts; Powers of Attorney

29

3.22

Brokers

29

3.23

Affiliate Transactions

29

3.24

Officers and Directors

30

3.25

Customers; Suppliers

30

3.26

FCPA

30

3.27

Receivables

30

3.28

Accounts Payable

31

3.29

Solvency

31

3.30

Loans and Advances.

31

i

3.31

Product Warranties and Liability

31

3.32

Outstanding Indebtedness

31

3.33

Payment of Transaction Expenses.

32

3.34

Investment Purpose.

32

3.35

Disclosure

32

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER

32

4.1

Existence and Power

32

4.2

Authorization

32

4.3

Enforceability

33

4.4

Governmental and Third Party Authorizations

33

4.5

Noncontravention

33

4.6

Brokers

33

ARTICLE V COVENANTS OF THE SELLERS

33

5.1

Documents Ancillary to Indebtedness

33

5.2

Appointment of Sellers’ Representative.

34

ARTICLE VI COVENANTS OF THE BUYER

34

6.1

Access to Books and Records

34

ARTICLE VII COVENANTS OF THE BUYER AND THE SELLERS

35

7.1

Public Announcements

35

7.2

Taxes

35

7.3

Further Assurances

37

ARTICLE VIII RESTRICTIVE COVENANTS

37

8.1

Noncompetition

37

8.2

Nondisclosure of Confidential Information

38

8.3

Further Assurances

38

ARTICLE IX INDEMNIFICATION

38

9.1

Survival of Representations, Warranties and Covenants

38

9.2

Indemnification.

39

9.3

Limitations on Liability.

40

9.4

Notice of Claims

41

9.5

Third Party Claims

42

9.6

Indemnification Exclusive Remedy

43

9.8

Offset

43

9.9

Right to Indemnification Not Affected by Knowledge

43

ARTICLE X MISCELLANEOUS

44

10.1

Notices

44

10.2

Amendments and Waivers

45

10.3

Expenses

45

10.4

Successors and Assigns

45

10.5

Governing Law

45

10.6

Consent to Jurisdiction

46

10.7

Counterparts

46

10.8

No Third Party Beneficiaries

46

ii

10.9

Entire Agreement

46

10.10

Seller Disclosure Schedules

46

10.11

Captions

47

10.12

Severability

47

10.13

Interpretation

47

iii

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”), dated January 26, 2007, is by and among OC-NET, Inc., a California corporation (the “Company”), Robert Hipp, Gary Lee Thormahlen and Dan Nordell (each of Messrs. Hipp, Thormahlen and Nordell an “Individual Seller,” and collectively, the “Sellers”), and ARI Network Services, Inc., a Wisconsin corporation (the “Buyer”).

RECITALS

1.

The Company provides web design, web hosting, e-commerce, network consulting and software product development, production, marketing and sales to its customers (collectively, the “Business”).

2.

The Sellers are the owners of all of the issued and outstanding common stock of the Company (the “Subject Shares”).

3.

The Sellers desire to sell, and the Buyer desires to purchase, all of the Subject Shares on the terms and subject to the conditions set forth in this Agreement.

AGREEMENTS

In consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1

Definitions.  When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.1.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

“Ancillary Agreements” means all agreements, instruments and documents delivered at the Closing pursuant to this Agreement, including, but not limited to the Subordination Agreement.

“Authorization” means any material authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Entity or any other Person.

“Balance Sheet Closing Date Indebtedness” means the consolidated aggregate Indebtedness of the Company outstanding as of the Closing Date as set forth on the Estimated Balance Sheet, other than that certain credit card Indebtedness of the Company, in the amount of $20,278.09, owed to MBNA Corporation.

“Benefit Plan” means (i) any Employee Plan and (ii) any other employment, severance or similar contract or arrangement (whether or not written and whether or not currently in effect) or any agreement, arrangement, plan or policy (whether or not written and whether or not currently in effect) providing any compensation or benefits to any current or former Employee, director or shareholder of the Company or the dependants of such persons (including, without limitation, any agreement, arrangement, plan or policy making available bonuses, equity awards, or deferred compensation).

“Books and Records” means books of account, general, financial, warranty and shipping records, invoices, customer lists, personnel and payroll records, accounting and Tax records, sponsorship information, conference attendee information, correspondence, engineering, maintenance, operating and production records, concept and design prototypes, other technical records and all research and development files, advertising and promotional materials, credit records of customers and other documents, records and files of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks located in Milwaukee, WI are authorized or required by Law to close.

 “Buyer Indemnitee” means the Buyer and its Affiliates, and their respective shareholders, officers, directors, agents and employees (including the Company).

“Buyer Stock”  means 350,000 shares of the Buyer’s Common Stock which contain commercially reasonable legends regarding Rule 144 restrictions.

“Closing Date” means the date on which the Closing occurs.

“Closing Statement” means the closing statement set forth in Schedule 2.4(b)(i) hereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company’s Names” means (i) “OC-NET, Inc.” and (ii) any expansions, contractions or derivations thereof owned by the Company.

 “Contract” means any agreement, contract, commitment or arrangement, whether oral or written.

“Current Assets” means any and all current assets that should be reflected on the balance sheet of the Company, prepared in accordance with GAAP, consistently applied.

“Current Liabilities” means any and all current liabilities that should be reflected on the balance sheet of the Company, prepared in accordance with GAAP, consistently applied.

“Employee” means any employee of the Company (whether salaried or hourly, and whether full-time, part-time or other), whether or not actively employed on the date hereof, including, but not limited to, employees on vacation and leave of absence, including maternity, family, sick, military or disability leave.

“Employee Plan” means any “employee benefit plan,” as defined in Section 3(3) of ERISA, that (i) is subject to Title I of ERISA, (ii) is or was at any time maintained, administered or contributed to by the Company, and (iii) covers any Employee or former employee of the Company.

“Employment Agreement” means an Employment Agreement between Mr. Hipp and the Company in a form mutually acceptable to the Buyer and Mr. Hipp, dated the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder or in connection therewith.

“Environmental Laws” means any Law relating to the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government or foreign, international, multinational or other government, including any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

“Income Taxes” means, with respect to any Person, Taxes imposed on or measured by the net income of such Person.

“Indebtedness” means any of the following:  (i) any indebtedness for borrowed money; (ii) any obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) any obligations as lessee under capitalized leases, other than those obligations as lessee under the capitalized leases set forth (and expressly identified as capitalized leases) in section (ii) of Schedule 3.10(a), which obligations as of the Closing Date do not exceed $28,541.94; (iv) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property; (v) any guaranty of any of the foregoing and (vi) any accrued and unpaid interest with respect to any of the foregoing.

“Intellectual Property” means, collectively, (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all letters patent and pending applications for patents of the United States and all countries foreign thereto and all reissues, reexaminations, divisions, continuations, continuations-in-part and extensions thereof; (ii) all trademarks, service marks, trade names, trade dress and Internet domain names, all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii)  all published and unpublished works of authorship, copyrights, databases, websites, Software and all applications, registrations and renewals in connection therewith; (iv) all mask works and all applications, registrations, and renewals in connection therewith; (v) all trade secrets and confidential business information (including confidential ideas, research and development, know-how, methods, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); and

(vi) all copies and tangible embodiments of the foregoing (in whatever form or medium).  When used in reference to the Intellectual Property of the Company, “Intellectual Property” will additionally include (a) the Company’s Names, and (b) the material information systems (except for hardware and other tangible personal property) described in Section 3.14(i).

“Law” means any statute, law, ordinance, rule or regulation of any Governmental Entity.

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, including, but not limited to, liabilities arising under any successor liability doctrine and fines, penalties and remediation obligations arising under Environmental Laws.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, security interest, hypothecation or any other encumbrance in respect of such property or asset (including, without limitation, easements and licenses).

“Material Adverse Effect” means any effect that individually, or in the aggregate with other effects, (i) is or is reasonably likely to be materially adverse to the business, assets or Permitted Liabilities, condition (financial or otherwise), or operations of the Company, taken as a whole or (ii) has had or is reasonably likely to have a material adverse effect on the ability of any Seller to perform its obligations hereunder.

“Material Contract” means any of the Contracts listed or required to be listed on Schedule 3.10(a).

“Net Working Capital” means the difference between the book value determined in accordance with GAAP of the Current Assets and the book value determined in accordance with GAAP of the Permitted Liabilities, in each case, as of the Closing Time; provided, that, in determining Net Working Capital, no assets or liabilities shall reflect any changes in such assets or liabilities as a result of purchase accounting adjustments or other changes arising from or resulting as a consequence (including Tax consequences) of the transactions contemplated hereby.

“Notes”  means, collectively, the promissory notes issued to the Sellers pursuant to Section 2.4(b)(iii) of this Agreement in the form attached hereto as Exhibit A.  The aggregate principal amount of all of the Notes shall be equal to Seven Hundred Thousand Dollars ($700,000).

“Order” means any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision issued, promulgated or entered by any Governmental Entity.

“Organizational Documents” means, with respect to any entity, the certificate of incorporation, articles of incorporation, by-laws, articles of organization, partnership agreement, limited liability company agreement, formation agreement, voting agreement, joint venture agreement and other similar organizational documents of such entity (in each case, as amended through the date of this Agreement).

“Other Scheduled Leases” means the leases set forth in section (ii) of Schedule 3.10(a), other than the Scheduled Capital Leases.

“Pay-off Letter” means a pay-off letter described in Section 2.4(a)(iv) or Section 2.4(a)(v)..

“Permitted Liabilities” means, collectively (i) trade payables consistent in amount with those set forth on the historical financial statements of the Company provided to the Buyer prior to Closing, (ii) accrued payroll and benefits expenses for Employees, (iii) liabilities relating to Real Property Leases and/or equipment used in connection with the operation of the Business of the Company, (iv) the credit card Indebtedness of the Company, in the amount of $20,278.09, owed to MBNA Corporation; and (v) liabilities arising in the future after the Closing Date relating to the Company’s Contracts (other than Terminated Contracts).

“Permitted Liens” means (i) Liens for Taxes that are not yet due and payable or that may hereafter be paid without material penalty, for which adequate reserves have been maintained in accordance with GAAP on the Recent Balance Sheet, (ii) inchoate statutory Liens of landlords and workers’, carriers’, materialmen’s, suppliers’ and mechanics’ or other like Liens incurred in the ordinary course of business securing obligations that (A) are not overdue, (B) are not in excess of $1,000 in the aggregate at any time, and (C) do not interfere with the use of the real property or assets to which they apply, (iii) minor survey exceptions, easement agreements and other customary encumbrances on title to real property that were not incurred in connection with any Indebtedness and which do not materially interfere with the use for their current purposes of the properties they affect, (iv) Liens that will be released prior to or as of the Closing, (v) Liens created by or through the Buyer, and (vi) Liens set forth on Schedule 1.1(a).

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal).

“Seller Disclosure Schedule” means the disclosure schedules attached hereto and relating to the representations and warranties set forth in Articles III and IV.

“Seller Indemnitee” means the Sellers and their Affiliates, and their respective shareholders, officers, directors, agents and employees (which shall not include the Company).

“Sellers’ Knowledge,” “Sellers’ knowledge,” “knowledge of the Sellers” or any similar phrase means the actual knowledge of Robert Hipp, Gary Lee Thormahlen, Dan Nordell and Jeri Hipp.

 “Software” means all software programs relating to and owned or used by the Company in the operation of the Business, including the source and object code thereof and any and all existing documentation (regardless of whether such documentation is provided on a commercial basis) including flow charts, program descriptions, program listings, layouts, schematics, engineering and design drawings, technical support documentation, diagrams and other documentation depicting or specifying the designs and components of such software programs, libraries, logs, reports, drafts, models, prototypes, technical and other data, test and other data and programs, any and all preceding versions, works in process, fixes, enhancements, modifications, releases or other developments existing as of Closing by the Company which may be combined or embodied in any medium or format whatsoever, and for all language versions and hardware platforms, software platforms and operating environments and whether sold separately or bundled with other applications, consisting of a set of logical instructions and information which guide the functioning of a processor, and which shall include all information, electronic form content, so-called “look and feel”, graphic design, electronic form user methodologies, user interface design, software tools, know-how, systems and processes concerning such computer programs.  Software shall include, but shall not be limited to, the following software products and websites of the Company: all template based website products for use by dealers, including, but not limited to the Motorsports Web Management System and the website www.oc-net.com.

“Subordination Agreement” means that certain Subordination Agreement effective as of the date hereof by and among the Sellers, the Buyer and JPMorgan Chase Bank, N.A.

“Suit” means any (i) claim, (ii) action, (iii) inquiry, (iv) proceeding, (v) suit, (vi) investigation (including, but not limited to, an investigation relating to Environmental Law) by any Governmental Entity of which the Company has received written notice, (vii) litigation or (viii) arbitration or other dispute resolution proceeding.

“Tax” or “Taxes” means all federal, state, provincial, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, personal and real property, withholding, excise, production, transfer, alternative minimum, value added, occupancy and any other tax or assessment of any kind whatsoever, and any and all interest and penalties imposed thereon.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Expenses” means the fees and expenses of the Service Providers incurred in connection with the preparation and negotiation of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

“Transfer Taxes” means sales, use, transfer, real property transfer, recording, documentary, stamp, registration and stock transfer Taxes and any similar Taxes.

“Treasury Regulations” means the federal income Tax regulations promulgated under the Code.

“Yamaha Corporate Account” means the business and/or contractual relationship between the Company and Yamaha Motor Corporation USA pursuant to which Yamaha Motor Corporation USA purchases, and the Company sells, the web design, web hosting, e-commerce and other online business application services offered by the Company prior to the Closing Date.

1.2

Construction.  For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:  (a) the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting male gender shall also pertain to the female and neuter genders and vice versa, as the context requires; (b) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (c) the terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) when a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified; (e) the word “include,” “includes,” and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation,” unless otherwise specified; (f) all accounting terms used and not defined herein have the respective meanings given to them under GAAP; and (g) if the Company is liquidated or merges with the Buyer after the Closing, all references hereunder to the “Company” with respect to post-Closing periods also shall refer to the Buyer, and the Buyer shall be deemed to be a successor to the Company hereunder.

ARTICLE II
PURCHASE AND SALE

2.1

Purchase and Sale.  At Closing, on the terms and subject to the conditions set forth in this Agreement, and in reliance on the respective representations, warranties, covenants and indemnification obligations of the parties hereto, the Sellers shall sell, transfer, assign, convey and deliver to the Buyer, and the Buyer shall purchase from the Sellers, all right, title and interest in and to the Subject Shares.

2.2

Purchase Price.  The purchase price to be paid by the Buyer to the Sellers for the Subject Shares (the “Purchase Price”) shall be:

(a)

the difference between (x) One Million One Hundred Thousand Dollars ($1,100,000), and (y) the Balance Sheet Closing Date Indebtedness (such difference, the “Cash Purchase Price”).  The Cash Purchase Price shall be subject to adjustment as provided in Section 2.5, below;

(b)

the Buyer Stock;

(c)

the Notes;

(d)

One Hundred Fifty Thousand Dollars ($150,000) to be held (without interest accruing) as a holdback by the Buyer under the terms and conditions of Section 2.6, below (the “Holdback Amount”); and

(e)

A contingent amount equal to Two Hundred Fifty Thousand Dollars ($250,000) (the “Earnout Amount”) payable upon the terms and conditions of Section 2.7, below.

2.3

Closing Date.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Magee & Adler, APC, 400 Oceangate, Suite 1030, Long Beach, California  90802, as of the opening of business on the date hereof (the “Closing Time”).

2.4

Closing Deliveries.

(a)

Deliveries by the Sellers at the Closing.  At the Closing, the Sellers shall deliver to the Buyer the following:

(i)

such good and sufficient instruments of transfer as the Buyer reasonably deems necessary and appropriate to vest in the Buyer all right, title and interest in and to the Subject Shares;

(ii)

certificates of Good Standing with respect to the Company issued by the Secretary of State (or other applicable Governmental Entity) of California, dated as of a date reasonably acceptable to the Buyer;

(iii)

a copy of the unanimous written consent action by each of (i) the board of directors and (ii) the shareholders of the Company, certified by an appropriate officer of the Company, as having been duly and validly executed and delivered and being in full force and effect as of the Closing Date, authorizing the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and performance by the Company of the transactions contemplated hereby and by the Ancillary Agreements to which it is a party;

(iv)

a pay-off letter from each holder of Indebtedness (other than lessors under any capitalized leases) of the Company (each, an “Indebtedness Holder”), indicating that upon payment of a specified amount, such Indebtedness shall be paid in full and, if applicable, such Indebtedness Holder shall release its security interest and authorize the Buyer to file Uniform Commercial Code termination statements, or such other documents or endorsements necessary to release or discharge the financing statements, security interests or other Liens of such Indebtedness Holders, and evidence the release or discharge of such financing statements, security interests or other Liens on or against the Subject Shares or the assets of the Company;

(v)

a pay-off letter from Magee & Adler, APC (the “Service Provider”), indicating that upon payment of a specified amount, any Transaction Expenses owed to the Service Provider for services provided on or prior to the Closing shall be paid in full;

(vi)

file stamped copies of all Uniform Commercial Code termination statements, or such other documents or endorsements necessary to release or discharge all other Liens (except Permitted Liens) on or against the Subject Shares or the assets of the Company;

(vii)

an Employment Agreement for Mr. Hipp (the “Employment Agreement”) in the form attached hereto as Exhibit B, duly executed by Mr. Hipp;

(viii)

all (A) Authorizations and Orders of, declarations and filings with, and notices to, any Governmental Entity or any other Person required to be obtained or made by Sellers or the Company to permit the consummation of the transactions contemplated by this Agreement, and (B) the consents listed on Schedule 2.4(a)(viii) hereto, and, with respect to the Sellers, spousal consents with respect to the transactions set forth in this Agreement in a form acceptable to the Buyer;

(ix)

an estoppel certificate in a form acceptable to the Buyer from the landlord under the Real Property Lease (as defined in Section 3.16) for the Company’s facility;

(x)

releases of all claims by the Sellers against the Company, in a form acceptable to the Buyer in the form attached hereto as Exhibit C, duly executed by the Sellers (the “Release”); and

(xi)

termination agreements or notices (in a form acceptable to the Buyer) that terminate the Company’s rights and obligations under the Contracts set forth in Schedule 2.4(a)(xi) (the “Terminated Contracts”) effective prior to the Closing;

(xii)

the Software, including, but not limited to the source code and object code thereof; provided, however, that any such source code and object code is not required to be delivered to the Buyer until the Cash Purchase Price has been deposited into the accounts designated by the Sellers on the Closing Statement;

(xiii)

all of the other agreements, instruments, documents and organizational approvals reasonably requested by the Buyer and necessary for the Sellers and the Company to consummate the transactions contemplated by this Agreement and the agreements, instruments and documents set forth in this Section 2.4(a).

(b)

Deliveries by the Buyer at the Closing.  At the Closing, the Buyer shall deliver to the Sellers or as otherwise indicated below the following:

(i)

the Cash Purchase Price, by wire transfer of immediately available funds to the accounts designated on the Closing Statement;

(ii)

a copy of the resolution of the Buyer’s governing board, certified by an appropriate officer of the Buyer as having been duly and validly adopted and being in full force and effect as of the Closing Date, authorizing the execution and delivery of this Agreement, the Employment Agreement and the Ancillary Agreements to which it is a party and performance of the transactions contemplated hereby;

(iii)

the Employment Agreement, duly executed by the Buyer;

(iv)

the (A) Buyer Stock and (B) Notes.  The Buyer Stock and the Notes shall be allocated among the Sellers in accordance with the allocation percentages set forth on Schedule 2.4(b)(iv); and

(v)

all of the other agreements, instruments, documents and organizational approvals reasonably necessary for the Buyer to consummate the transactions contemplated thereby.

(c)

Pay-off of Certain Indebtedness and Other Expenses.  At the Closing, the Buyer will deliver to each Indebtedness Holder and the Service Provider, a dollar amount equal to the “pay-off” amount set forth in the Pay-off Letter delivered by such Person, and such payment will be by wire transfer of immediately available funds to the account designated for such Person in the applicable Pay-off Letter.

2.5

Net Working Capital Adjustment.

(a)

Closing Adjustment.  At least three (3) business days prior to the Closing Date, the Sellers shall prepare in good faith and deliver to the Buyer (i) an estimated consolidated balance sheet of the Company as of immediately prior to the Closing Time, which shall reflect (without limitation) all Indebtedness (the “Estimated Balance Sheet”) and (ii) a calculation of the estimated Net Working Capital based on the Estimated Balance Sheet (the “Estimated Closing Net Working Capital”).  The Estimated Balance Sheet and Estimated Closing Net Working Capital shall be prepared from the Books and Records in accordance with GAAP using the same accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the Recent Balance Sheet in compliance with Section 3.8 (except that notwithstanding the foregoing the determination of Estimated Closing Net Working Capital shall take into account the modifications and exceptions set forth in the proviso contained in the definition of “Net Working Capital” contained in this Agreement), and shall be accompanied by (i) a certificate of the Chief Financial Officer of the Company certifying to such preparation, and (ii) detailed supporting documents for the calculation of the Estimated Closing Net Working Capital.  The Cash Purchase Price shall be increased or decreased, respectively, dollar-for-dollar by the amount that the Estimated Closing Net Working Capital on the Closing Date is more than $100,175.00 (the “Upper Target”) or less than $81,962.00 (the “Lower Target”) (such increase or decrease in the Cash Purchase Price, the “Closing Adjustment”).  For purposes of this Agreement, an increase in the Cash Purchase Price will be referred to as a “Positive Closing Adjustment” and a decrease in Cash Purchase Price will be referred to as a “Negative Closing Adjustment”.

(b)

Net Working Capital Statement. As soon as practicable, but not later than sixty (60) days following the Closing Date, the Buyer shall prepare in good faith and deliver to the Sellers a statement setting forth (i) the Net Working Capital, and (ii) the amount of the aggregate Indebtedness of the Company as of the Closing Time (excluding the credit card Indebtedness of the Company, in the amount of $20,278.09, owed to MBNA Corporation) (the “Net Working Capital Statement”).  The preparation of the Net Working Capital Statement and the calculation of Net Working Capital and such Indebtedness shall be prepared from the Books and Records in accordance with GAAP using the same accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the Recent Balance Sheet in compliance with Section 3.8 (except that notwithstanding the foregoing the determination of Net Working Capital shall take into account the modifications and exceptions set forth in the proviso contained in the definition of “Net Working Capital” contained in this Agreement), and shall be accompanied by (i) a certificate signed by the Chief Financial Officer of the Buyer certifying to such preparation, and (ii) detailed supporting documents for the calculation of the Net Working Capital and Indebtedness.

(c)

Protest Notice. Within thirty (30) days following delivery of the Net Working Capital Statement, the Sellers may deliver written notice (the “Protest Notice”) to the Buyer of any disagreement that the Sellers may have as to the Net Working Capital Statement.  Such Protest Notice shall set forth in reasonable detail the amount(s) in dispute. The failure of the Sellers to deliver such Protest Notice within the prescribed time period will constitute the Sellers’ acceptance of the Net Working Capital and Indebtedness as set forth in the Net Working Capital Statement delivered by the Buyer. Upon receipt of the Net Working Capital Statement, the Sellers and its representatives shall be given reasonable access (on-site at the location of the relevant documentation and personnel) to, and the Buyer shall make available, during reasonable business hours, for the purpose of verifying the Net Working Capital Statement: (i) the Books and Records, work papers, trial balances and similar materials relating to the Net Working Capital Statement and (ii) the Buyer’s accounting and financial personnel and, if any outside accountants were involved in the preparation of the Net Working Capital Statement, such outside accountants.  Any item included in the Net Working Capital Statement and the calculation of the Net Working Capital that is not timely objected to by the Sellers shall be deemed to be accepted and any amounts included within such item shall be deemed to be final, binding and conclusive.

(d)

Resolution of Protest. If the Buyer and the Sellers are unable to resolve any disagreement as to the Net Working Capital Statement within thirty (30) days following the Buyer’s receipt of the Protest Notice, then within forty-five (45) days following the Buyer’s receipt of the Protest Notice, the amounts in dispute will be referred to the Los Angeles, California office of Pricewaterhouse Coopers LLP (the “Accountants”) for final arbitration within forty-five (45) days after the matter is submitted to the Accountants, which arbitration shall be final and binding on both the Buyer and the Sellers. The Accountants shall act as an arbitrator to determine, based solely on presentations by the Buyer and the Sellers, and not by independent review, only those amounts still in dispute. The Buyer and the Sellers agree to execute, if requested by the Accountants, a reasonable engagement letter. The fees and expenses of the Accountants shall be allocated between the Buyer and the Sellers so that the Sellers’ share of such fees and expenses shall be equal to the product of (x) the aggregate amount of such fees and expenses, and (y) a fraction, the numerator of which is the amount in dispute that is ultimately unsuccessfully disputed by the Sellers (as determined by the Accountant) and the denominator of which is the total amount in dispute submitted to arbitration.  The balance of such fees and expenses shall be paid by the Buyer.  The term “Final Net Working Capital Statement,” as used in this Agreement, shall mean the definitive Net Working Capital Statement accepted by the Sellers, agreed to by the Sellers and the Buyer in accordance with Section 2.5(c) or resulting from the determinations made by the Accountants in accordance with this Section 2.5(d).

(e)

Calculation of Final Working Capital Adjustment.  The “Final Working Capital Adjustment” shall be determined as follows:

(i)

if the Net Working Capital set forth on the Final Net Working Capital Statement (the “Final Net Working Capital”) is greater than the Upper Target,

then the Final Working Capital Adjustment shall be equal to the Final Net Working Capital minus the Upper Target and either (A) minus the Positive Closing Adjustment if the Cash Purchase Price was increased pursuant to Section 2.5(a) or (B) plus the absolute value of the Negative Closing Adjustment if the Cash Purchase Price was decreased pursuant to Section 2.5(a); or

(ii)

if the Final Net Working Capital is less than the Lower Target, then the Final Working Capital Adjustment shall be equal to the Final Net Working Capital minus the Lower Target and either (A) minus the Positive Closing Adjustment if the Cash Purchase Price was increased pursuant to Section 2.5(a) or (B) plus the absolute value of the Negative Closing Adjustment if the Cash Purchase Price was decreased pursuant to Section 2.5(a); or

(iii)

if the Final Net Working Capital is neither greater than the Upper Target nor less than the Lower Target, then the Final Working Capital Adjustment shall be equal to either (A) the absolute value of any Negative Closing Adjustment if the Cash Purchase Price was decreased pursuant to Section 2.5(a) or (B) negative 1 (-1) times any Positive Closing Adjustment if the Cash Purchase Price was increased pursuant to Section 2.5(a).

(f)

Payment of Final Net Working Capital Adjustment.  If the Final Working Capital Adjustment is negative, then the Sellers shall pay the absolute value of such amount to the Buyer and if the Final Working Capital Adjustment is positive, then the Buyer will pay such amount to the Sellers.  All amounts required to be paid pursuant to this Section 2.5(f) will be paid within five (5) days of the determination of the Final Working Capital Adjustment by wire transfer of immediately available funds to the account(s) designated by the recipient(s), and thereafter shall accrue interest payable to the recipient(s) at a rate per annum equal to 10%.

(g)

Payment of any Change in Indebtedness.  In the event the aggregate Indebtedness of the Company set forth on the Final Net Working Capital Statement is greater than the Balance Sheet Closing Date Indebtedness, then the Sellers shall pay to the Buyer such difference.  All amounts required to be paid pursuant to this Section 2.5(g) will be paid within five (5) days of the determination of the Final Working Capital Adjustment by wire transfer of immediately available funds to the account(s) designated by the Buyer, and thereafter shall accrue interest payable to the Buyer at a rate per annum equal to 10%.  Prior to making any payments pursuant to this Section 2.5(g), the Sellers may, upon the Sellers’ prior notification to the Buyer and receipt of a written acknowledgment by the Buyer of receipt of such notice, offset any amounts owed to the Sellers by the Buyer pursuant to Section 2.5(f), in which case the amount that was owed by the Buyer to the Sellers pursuant to Section 2.5(f) and was offset shall be deemed to be timely paid in full.

2.6

The Holdback.  The Holdback Amount shall be withheld by the Buyer until the second anniversary of the Closing Date (the “Release Date”) for purposes of securing and paying (if necessary) the indemnification obligations of the Sellers pursuant to Section 9.2 and Section 9.3(e).  Within thirty (30) days following the Release Date, the Buyer shall pay the Sellers the remaining Holdback Amount, if any, by wire transfer of immediately available funds to the account(s) designated by the Sellers; provided, that if any Claim Notices have been sent by the Buyer to the Sellers pursuant to Section 9.4 prior to the Release Date, a portion of the remaining Holdback Amount equal to the Losses claimed in such Claim Notices shall be retained by the Buyer until such Claim Notices are finally adjudicated in the favor of the Sellers or the Buyer agrees to release such portion of the Holdback Amount.

2.7

Earnout.

(a)

Earnout Statement.  During the twelve (12) month period immediately following the Closing Date (the “Earnout Term”), the Buyer will maintain a record of all of the revenue the Company (and the Buyer if the Company is liquidated or merges into the Buyer) collects from the Yamaha Corporate Account relating to the Business products and services of the type sold by the Company prior to the Closing (the “Yamaha Post-Closing Revenue”).  As soon as practicable, but not later than thirty (30) days following the Earnout Term, the Buyer shall prepare and deliver to the Sellers a statement (the “Yamaha Statement”) setting forth (i) the Yamaha Post-Closing Revenue and (ii) the amount of revenue collected from the Yamaha Corporate Account in the twelve (12) month period immediately prior to the Closing (the “Yamaha Prior Year Revenue”).  The Sellers shall have ten (10) days to review the Yamaha Statement provided by the Buyer.  If the Sellers do not notify the Buyer of the Sellers’ objection to the Yamaha Statement within such ten (10) day period, then the Sellers shall be deemed to have irrevocably approved the Yamaha Statement for purposes of this Section 2.7.  If within the ten (10) day period, the Sellers dispute the amounts for the Yamaha Post-Closing Revenue and the Yamaha Prior Year Revenue, the parties shall resolve such dispute (including the sharing of costs) in the same manner as provided in Section 2.5(d).

(b)

Calculation of the Earnout Amount and Payment. Once the Yamaha Statement is accepted by the Sellers or is determined by the Accountants in accordance with Section 2.5(d), above, the Earnout Amount shall be calculated and paid to the Sellers (in the aggregate) as follows:

(i)

if the Yamaha Post-Closing Revenue equals fifty-nine percent (59%) or less of the of the Yamaha Prior Year Revenue, the Sellers shall not be entitled to any portion of the Earnout Amount;

(ii)

if the Yamaha Post-Closing Revenue equals at least sixty percent (60%), but no more than sixty-five percent (65%), of the Yamaha Prior Year Revenue, the Buyer shall pay to the Sellers a portion of the Earnout Amount equal to One Hundred Thousand Dollars ($100,000);

(iii)

if the Yamaha Post-Closing Revenue equals at least sixty-six percent (66%), but no more than seventy percent (70%), of the Yamaha Prior Year Revenue, the Buyer shall pay to the Sellers a portion of the Earnout Amount equal to One Hundred Twenty-Five Thousand Dollars ($125,000);

(iv)

if the Yamaha Post-Closing Revenue equals at least seventy-one percent (71%), but no more than seventy-five percent (75%), of the Yamaha Prior Year Revenue, the Buyer shall pay to the Sellers a portion of the Earnout Amount equal to One Hundred Fifty Thousand Dollars ($150,000);

(v)

if the Yamaha Post-Closing Revenue equals at least seventy-six percent (76%), but no more than seventy-nine percent (79%), of the Yamaha Prior Year Revenue, the Buyer shall pay to the Sellers a portion of the Earnout Amount equal to One Hundred Seventy-Five Thousand Dollars ($175,000); and

(vi)

if the Yamaha Post-Closing Revenue equals at least eighty percent (80%) or more of the Yamaha Prior Year Revenue, the Buyer shall pay to the Sellers the entire Earnout Amount.

All amounts required to be paid pursuant to this Section 2.7(b) will be paid within five (5) days of the acceptance by the Sellers of the Statement or the final determination of the Yamaha Post-Closing Revenue and the Yamaha Prior Year Revenue by the Accountants in accordance with Section 2.5(d), above, by wire transfer of immediately available funds to the account(s) designated by the recipient(s).

(c)

Termination of Earnout Payment.  In the event any of the Sellers breach Article VIII of this Agreement, the Buyer shall no longer be obligated to pay the Earnout Amount.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers hereby joint and severally represent and warrant to the Buyer as follows:

3.1

Existence and Power.  The Company (i) is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of California, (ii) has all power and authority required to own and lease its property and to carry on the Business as presently conducted, and (iii) is duly qualified to transact business as a foreign corporation and is in good standing as a foreign corporation authorized to transact business and to own and lease property.   The states set forth in Schedule 3.1 are all of the jurisdictions in which the nature of the business conducted by the Company or the character or location of the properties owned or leased by the Company requires such qualification, except for jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect. True and complete copies of the Company’s Organizational Documents as in effect immediately prior to the Closing have been furnished to the Buyer by the Sellers and are correct and complete as of the date hereof.

3.2

Authorization.  Each Individual Seller and the Company has the requisite legal capacity, power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder.  All corporate and other actions or proceedings to be taken by or on the part of the Company to authorize and permit the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the instruments required to be executed and delivered by the Company pursuant hereto and thereto, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated herein, have been duly and properly taken.

3.3

Enforceability.  This Agreement and each Ancillary Agreement to which an Individual Seller or the Company is a party has been duly executed and delivered by such Individual Seller and the Company, to the extent it is a party thereto, and constitutes a valid and legally binding obligation of such Individual Seller and the Company, to the extent it is a party thereto, enforceable against such Individual Seller and the Company, to the extent it is a party thereto, in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable Law.

3.4

Governmental and Third-Party Authorizations.  Except as set forth on Schedule 3.4, no Authorization and no material consent, approval or authorization of, declaration to or filing or registration with, any Governmental Entity or any other Person (including any party to a Material Contract) is required to be made or obtained by an Individual Seller or the Company in connection with the execution, delivery and performance by such Individual Seller or the Company of this Agreement or the Ancillary Agreements, the consummation by such Individual Seller and the Company of the transactions contemplated hereby or thereby, or to cause any Authorization to be, immediately after the Closing, in full force and effect.

3.5

Noncontravention.  Except as set forth on Schedule 3.5, the execution, delivery and performance by each Individual Seller and the Company of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, will not (i) violate the Organizational Documents of the Company, (ii) violate any Law or Order applicable to an Individual Seller or the Company, (iii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled, under any Material Contract binding upon the Company, or (iv) result in the creation or imposition of any Lien on any asset of the Company, other than the Permitted Liens.

3.6

Title to Subject Shares; Capitalization.

(a)

Each Individual Seller owns beneficially and of record the Subject Shares indicated as owned by such Individual Seller on Schedule 3.6(a), free and clear of all Liens, and has the sole right to vote, dispose of and receive distributions with respect to such Subject Shares.  Except as set forth on Schedule 3.6(a), no Person has any beneficial, marital or community property interest or rights in such Subject Shares.  Each Individual Seller has the full right, power and authority to transfer the Subject Shares owned by such Individual Seller to the Buyer, free and clear of any Liens, and immediately after the Closing, the Buyer will receive good and marketable title to the Subject Shares free and clear of all Liens (other than Liens created by the Buyer).

(b)

All of the Subject Shares have been validly issued. Except as set forth in Schedule 3.6(b), there are no agreements, powers of attorney, proxies or other Contracts restricting the transfer of, or affecting the rights of any holder of, the Subject Shares.  There are no pre-emptive rights on the part of any holder of any shares of the Company and no outstanding options, warrants, rights, or other agreements or commitments of any kind obligating the

Company, contingently or otherwise, to issue or sell either any shares of stock of the Company or any securities or obligations convertible into, or exchangeable for, any shares of stock of the Company or to repurchase, redeem or otherwise acquire any of the Subject Shares or to provide funds to, or make an investment in, any other Person. None of the Subject Shares were issued in violation of the Securities Act of 1933, as amended, or the securities or blue sky Laws of any state or jurisdiction.

(c)

The Company neither owns, directly or indirectly, any stock, partnership interest, joint venture interest or other equity interest in, nor has made any investment or loaned or advanced funds to, any other Person.

3.7

No Undisclosed Liabilities.  Except (a) to the extent specifically disclosed in the Recent Balance Sheet (as defined in Section 3.8), (b) as set forth on Schedule 3.7, or (c) for Current Liabilities incurred in the ordinary course of business after the Balance Sheet Date (as defined in Section 3.8), consistent in all material respects in nature and amount with past practice, the Company has no Liabilities.  Except for Current Liabilities incurred in the ordinary course of business consistent in all material respects in nature and amount with past practice of the Company and which do not and would not reasonably be expected in the aggregate to have a Material Adverse Effect, to the Sellers’ Knowledge, no circumstances exist and no happenings or events have occurred that, will result in any Liability of the Company that will have a Material Adverse Effect.  Except for the Permitted Liabilities, there are no Liabilities of the Company existing as of the Closing Date for which the Buyer will be or will become liable.

3.8

Financial Statements.

(a)

Schedule 3.8(a) contains true and complete copies of the following financial statements (collectively, the “Financial Statements”):

(i)

The unaudited consolidated balance sheets of the Company as of December 31, 2005, 2004 and 2003, and the related profits and losses statements for the periods then ended; and

(ii)

The unaudited consolidated balance sheet of the Company as of October 31, 2006 (the “Balance Sheet Date”) and the related profits and losses statements for the three-month period then ended (such balance sheet hereinafter referred to as the “Recent Balance Sheet”).

(b)

Each of the Financial Statements fairly presents, in accordance with GAAP, the assets and Liabilities required by GAAP to be reflected therein, financial position, results of operations and cash flows of the Company, as applicable, as of the date thereof, or for the period related thereto, as applicable, and have been prepared from the Books and Records in accordance with GAAP consistently applied throughout all of the periods covered by the Financial Statements (except as may be stated in the notes thereto), except (i) that the unaudited Financial Statements are subject to normal year-end adjustments and lack the footnote disclosure otherwise required by GAAP and (ii) as set forth on Schedule 3.8(b).

(c)

None of the Sellers or the Company has entered into any transactions involving the factoring of receivables, synthetic leases, off balance sheet research and development arrangements or the use of special purpose entities for any off balance sheet activity.

3.9

Absence of Certain Changes.  Except as disclosed in Schedule 3.9, the Sellers and the Company have conducted the Business since the Balance Sheet Date in the ordinary course, consistent with past practices.  Without limiting the generality of the foregoing, since the Balance Sheet Date, except as disclosed in Schedule 3.9, there has not been any event, occurrence, development or set of circumstances or facts which has had or is likely to have a Material Adverse Effect, and no Individual Seller has caused the Company, to nor has the Company:

(a)

adopted or proposed any amendment to the Company’s Organizational Documents;

(b)

sold, licensed or otherwise transferred (or entered into any agreement to sell, license or transfer) any Software or other assets other than Current Assets that are not Software;

(c)

made any capital expenditure or committed to make any capital expenditure which exceeded $1,000 in the aggregate;

(d)

terminated or materially amended, modified or assigned any material rights relating to any Contract, or entered into any new Contract relating to the Business or the assets of the Company, in each case other than in the ordinary course of business;

(e)

mortgaged, pledged or subjected to Liens, other than Permitted Liens, any assets;

(f)

assumed, incurred or guaranteed any Indebtedness or modified the terms of any existing Indebtedness;

(g)

canceled any debts, other than in the ordinary course of business, or waived any claims or rights of substantial value;

(h)

made any material changes in its accounting methods, principles or practices;

(i)

made any material Tax election, changed its method of Tax accounting or settled any claim relating to Taxes;

(j)

amended, terminated, canceled or compromised any material claims of the Company or waived any other rights of substantial value to the Company;

(k)

made any declaration, set aside for payment or made any payment of any distribution in respect of its equity securities, or made any direct or indirect redemption, purchase or other acquisition of its own equity securities, other than tax distributions, if any, in the ordinary course of business;

(l)

granted credit to any customer on terms or in amounts more favorable in any material respect than those which would have been extended to such customer in the past; or

(m)

agreed, whether in writing or otherwise, to do any of the foregoing.

3.10

Material Contracts.

(a)

The applicable subsection of Schedule 3.10(a) contains a list (corresponding with the corresponding subsection of this Section 3.10(a), below) of each Contract in existence as of the date hereof pursuant to which the Company is a party, or by which its respective assets are bound, that:

(i)

is for the purchase or sale by or to the Company of either (a) Software, or (b) other products, materials, supplies, goods, equipment, or other assets or services that is for consideration of greater than $1,000 and cannot be canceled without penalty by the Company with less than thirty (30) days’ notice;

(ii)

is a capitalized lease or a lease of personal property involving annual payments by the Company of greater than $1,000;

(iii)

is a Real Property Lease (as defined in Section 3.16);

(iv)

creates a partnership, joint venture or similar agreement which involves a strategic alliance with another Person or a sharing of revenues, profits, losses, costs or Liabilities by the Company with such Person;

(v)

is a sales representative, agency agreement, royalty arrangement or similar arrangement based upon the revenues or profits of the Company;

(vi)

is an agreement with any current or former shareholder, officer, director, or Employee of the Company, other than a Benefit Plan, including, but not limited to, any employment, severance, separation, redemption, purchase, anti-dilution, registration rights, voting, operating or similar agreement affecting or relating to the equity securities of the Company;

(vii)

restricts the Company from engaging, or competing with any Person, or soliciting the customers of any Person, in any line of business;

(viii)

is with a Seller Related Party (as defined in Section 3.23, below);

(ix)

relates to the acquisition or disposition of the Business or any other business (whether by merger, purchase or sale of equity interests, purchase or sale of assets or otherwise);

(x)

relates to Indebtedness, any letter of credit, any security agreement or any Lien on assets of the Company;

(xi)

is a guarantee of the payment or performance of any Person of any amount or obligation, other than endorsements for collection made in the ordinary course of business; or

(xii)

is a collective bargaining agreement (or similar labor contract) or litigation settlement agreement (or similar contract) covering any Employee.

(b)

Except as disclosed in Schedule 3.10(b)(i), each Material Contract is in full force and effect.  The Company is not in default under or in breach of, or in receipt of any written notice of any default or breach under, any Material Contract and no condition exists and no event has occurred which, with the passage of time or the giving of notice, or both, would result in any default by the Company.  To the Sellers’ Knowledge, the other party or parties to each Material Contract are not in default of the terms of such Material Contract.  To the Sellers’ Knowledge, no notice or threat to terminate any Material Contract has been received by the Company or an Individual Seller.  Each Contract relating to the Business to which an Individual Seller is a party immediately prior to the Closing will be assigned from such Individual Seller to the Company pursuant to an assignment and assumption agreement.  All Contracts which specifically require the consent, waiver or permission of or notice to another Person upon a change of control of the Company, without default or penalty are listed on Schedule 3.10(b)(ii) (the “Sellers’ Consents”).

(c)

Schedule 3.10(c) contains a list of each acquisition, investment or shareholder agreement, whether or not in existence as of the date hereof, pursuant to which the Company is or was a party or by which its assets are or were bound.

(d)

The Sellers have provided a true and correct copy of each written Material Contract and a written description of each unwritten Material Contract to the Buyer prior to the date hereof.

(e)

Except as set forth in Schedule 3.10(e), neither the Sellers nor the Company provides warranties or guarantees with respect to any of their services or products.

3.11

Suits.  Except as set forth on Schedule 3.11, there are no Suits pending or, to the Sellers’ Knowledge, threatened, and to the Sellers’ Knowledge no material claims have been made or written inquiries received: (i) against the Company for any reason or (ii) against an Individual Seller that questions the validity of this Agreement or the right of such Individual Seller to enter into or consummate or seeks to enjoin or obtain damages with respect to the transactions contemplated hereby or by any of the Ancillary Agreements.  None of the matters set forth on Schedule 3.11 has had or could reasonably be expected to have a Material Adverse Effect or could affect the legality, validity or enforceability of the Agreement, any Ancillary Agreement or the consummation of the transactions contemplated thereby.  Except as disclosed on Schedule 3.11, there are no Orders to which the Company is subject (nor, to the knowledge of the Sellers, are there any Orders threatened to be imposed).  To the Sellers’ Knowledge, no circumstances or facts exist as of the Closing Date that, will result in an Individual Seller, the

Company or any of its respective officers or directors becoming a party to a Suit or subject to an Order that would have a Material Adverse Effect. Schedule 3.11 identifies all material Suits and Orders to which the Company has been a party to in the past five (5) years.

3.12

Compliance with Laws.  The Company: (i) is not, and has never been, in violation of its Organizational Documents and (ii) has not, in any material respect, failed to obtain, or to adhere to the requirements of, any Authorization necessary for the ownership of the Company’s assets or the operation of the Business.  The Company is, and at all times has been, in material compliance with all Laws and Orders to which it is subject.  Except as set forth on Schedule 3.12(a), the Company has not received written notice from any Governmental Entity of any violation or alleged violation by it of any applicable Laws or Orders.  To the Sellers’ Knowledge, no pending or proposed change to applicable Laws or Orders will result in a Material Adverse Effect. Schedule 3.12(b) contains a list of all Authorizations currently issued in favor of the Company, all of which are in full force and effect.  No event has occurred, and no circumstance exists that (with or without notice or lapse of time) constitutes a material violation of, or a material failure to comply with, any term or requirement of any Authorization listed in Schedule 3.12(b).  All reports and returns required to be filed by the Company with any Governmental Entity have been filed and were accurate and complete when filed.

3.13

Title to and Condition of Assets.

(a)

The Company has good and marketable title to or, in the case of leased property has valid leasehold interest in, all of its property and assets, personal and real, tangible and intangible set forth on Schedule 3.13(c) and all other tangible personal property (including, without limitation, all fixtures, leasehold improvements, equipment (including computer hardware and communications equipment), whether or not such equipment constitutes a fixture under applicable Law, machinery, tools and tooling, parts, office, operating and other supplies, vehicles (whether or not registered under motor vehicle registration laws), fuel and furniture)  necessary to conduct the Business as presently conducted and as presently contemplated to be conducted by the Company, and except for Permitted Liens, such property is free of Liens.  The Company’s assets are sufficient for the operation of the Business in the ordinary course of business and as presently contemplated to be conducted by the Company and are suitable for the purpose for which they are being used.  Except as set forth on Schedule 3.13 or as set forth as a reserve on the Financial Statements, the inventory of the Company (including that reflected on the Financial Statements) is, on the date hereof, in good and merchantable condition, and suitable and usable or saleable in the ordinary course of business, subject to the defective or rejected material within allowances consistent with past practice, and has been reflected on the Financial Statements and carried on the books of account of the Company in accordance with GAAP.  Without limiting the generality of the foregoing, such inventory does not include any quantities of obsolete, below standard quality or defective materials or any excess stock items valued in excess of $1,000, except as have been reserved against as reflected on the Financial Statements.  The Company possesses on the Closing Date a quantity of each type of inventory that is reasonable in light of the normal requirements of the Business and past practices.

(b)

All tangible personal property used in the operation of the Business is in good operating condition, reasonable wear and tear and ordinary repairs excepted, is free from material defects, has been reasonably maintained consistent with standards generally followed in the industry, and in the case of leased tangible personal property, is in the condition required by the terms of the applicable lease (without payment, penalty or forfeiture of deposits).

(c)

Schedule 3.13(c) lists each item of personal property (or like groups of personal property) with a value in excess of $250 used by the Company in the Business or that is owned by the Company.

3.14

Intellectual Property.

(a)

Schedule 3.14(a) contains a complete list (specifying the owner thereof, the registration or application number, if applicable, and the license agreement, if applicable) of (i) all patented or registered Intellectual Property (A) owned by the Company or (B) used in the Business pursuant to a written license agreement (excluding commercially available, off-the-shelf software programs licensed pursuant to shrink-wrap or “click to accept” agreements), and all applications therefor (collectively, “Registered Intellectual Property”), (ii) all Software, and (iii) all common law trademarks or copyrights owned by the Company and used in the Business.  Except as otherwise set forth on Schedule 3.14(a), none of such Intellectual Property has been cancelled, abandoned or adjudicated invalid or unenforceable, and all renewals and maintenance fees in respect of the Registered Intellectual Property have been duly paid.

(b)

Except as set forth on Schedule 3.14(b), the Company owns all rights, title and interest in and to the Intellectual Property described on Schedule 3.14(a) as being owned by the Company, free and clear of any Liens, except for Permitted Liens, and no current or former employee, officer or consultant of the Company has any right, title or interest in or to any of the items described on Schedule 3.14(a) as being owned by the Company.

(c)

Except as set forth in Schedule 3.14(c), the Company possesses the valid right to use in the manner currently used in the Business all Intellectual Property described on Schedule 3.14(a) as being licensed by the Company, free and clear of any Liens, except for Permitted Liens, and subject to minimal royalty payments.

(d)

Except as set forth in Schedule 3.14(d), the Company possesses the valid right to use in the manner used in the operation of the Business, all material Intellectual Property used in or necessary for the operation of the Business.

(e)

Schedule 3.14(e) contains a complete list (including the owner thereof, the registration or application number if applicable, the termination or expiration dates thereof and any license or other agreement relating thereto) of all Intellectual Property (i) licensed to the Company (excluding generally commercially available, off the shelf software programs licensed pursuant to shrink-wrap or “click to accept” agreements), or (ii) licensed by the Sellers or the Company to any third party.

(f)

Except as set forth on Schedules 3.14(d) or (f), (i) the Company is not infringing, misappropriating or otherwise violating in any material respect the Intellectual Property of any other Person, (ii) neither the Sellers nor the Company has received any complaint, claim or other notice alleging that the operation of the Business or any of the Intellectual Property owned by the Company or used with the Business is infringing, misappropriating or otherwise violating the Intellectual Property of any other Person, and (iii) to the Sellers’ Knowledge, no other Person is infringing, misappropriating or otherwise violating the Intellectual Property owned or used by the Company.

(g)

Except as set forth on Schedule 3.14(g), each item of Intellectual Property used in the Business will, immediately subsequent to the Closing, be owned by the Company or available for use on such terms as are identical to those pursuant to which such Intellectual Property is owned or available for use by the Company immediately prior to the Closing.

(h)

The Company has taken commercially reasonable measures to safeguard and maintain the confidentiality of any and all trade secrets or other confidential information owned by or licensed to the Company and used in the Business (including, but not limited to, by entering into non-disclosure agreements with all members, officers, directors, employees and other Persons given access by the Company to such confidential information).  Schedule 3.14(h) lists all non-disclosure agreements or similar confidentiality agreements between the Company and any of its shareholders, officers, directors, employees and other Persons given access by the Company to confidential information owned by or licensed to the Company and used in the Business.  Except as set forth on Schedule 3.14(h), to the Sellers' Knowledge:  (i) none of the trade secrets owned by the Company has been disclosed or made available to any third party except pursuant to an obligation of confidentiality set forth in a written agreement, and (ii) the Company has not violated in any material respect any obligations not to disclose any trade secrets or other confidential information of any third party set forth in any written agreement to which the Company is a party.

(i)

Schedule 3.14(i) contains a complete list of the Company’s material information systems (including, computer systems, programs, networks, hardware, intellectual property software, software engines, databases, operating systems, Internet websites and equipment used to process, store, maintain and operate data, information and functions used in, intended to be used in, or held for use in the Business).

(j)

Schedule 3.14(j) includes a list of (i) each Person who has authored any portion of the programs used in the Business, (ii) the nature of each such Person’s relationship with the Company, and (iii) all Contracts executed by such Persons for the benefit of the Company with respect to any programs authored by such Persons.

(k)

Copies of all algorithms, tools and other Software and all source and object programs and codes and related documentation incorporated in, used in and/or related to the Business have been delivered to the Buyer.  Such algorithms, tools, Software, programs, codes and documentation are fully useable and understandable by persons ordinarily skilled in computer programming and are sufficient to permit the maintenance and further development of all Software products related to the Business.  Without limitation, the Company’s source code includes a full source language statement of the programs comprising all of the Software used in the Business, including any support utilities which are not commercially available and which are required to build the object code from the source code.

(l)

With respect to the Software:

(i)

The Software performs substantially in accordance with its functional specifications and related documentation.  The Company has provided the Buyer with a list of all known bugs, faults, defects or deficiencies relating to the Software;

(ii)

The Company has not disclosed the source code for any of the Software or other confidential or proprietary information constituting, embodied in or pertaining to the Software to any person or entity other than employees or contractors of the Company or other third parties who are bound by confidentiality agreements in substantially the form disclosed to the Buyer.  None of the Software has been placed in escrow or is subject to other arrangements pursuant to which the source code has been or could be delivered or disclosed to any third party except for the Buyer.

3.15

Insurance.  Schedule 3.15 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage, bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage (whether current or for which “occurrence” or “tail” coverage remain in effect):

(a)

the name of the insurer, the name of the policyholder, and the name of each covered insured;

(b)

the policy number, the period of coverage, the coverage amounts, limitations on coverage, premium and retention amount or deductible; and

(c)

a description of any material retrospective premium or nonpremium adjustments or other loss-sensitive premium arrangements.

A true and correct copy of each insurance policy described on Schedule 3.15 has been delivered to the Buyer.  With respect to each such insurance policy, except as set forth on Schedule 3.15: (i) the policy is valid, binding and in full force and effect; (ii) all premiums with respect thereto covering all current periods have been paid to the extent due; and (iii) no notice of cancellation has been received with respect to such policy.  In the five (5) years prior to the Closing Date, the Company has not suffered an involuntary cancellation of any insurance policy relating to the Business.  All material assets, properties and risks of the Company are covered by one of the policies listed on Schedule 3.15.  Except as set forth on Schedule 3.15, there are no pending claims against or any existing facts which are reasonably likely to result in a claim against the insurance policies listed on Schedule 3.15.   There is no such insurance policy as to which the total incurred losses to date equal or exceed 50% or more of the coverage limit.

3.16

Real Property.  The Company owns no real property, and has never owned any real property.  Schedule 3.16 contains a true and complete list of all leases and subleases and any other occupancy or similar agreements (including a brief description of the leased premises and its location, the rental payment amounts (including escalations) and amounts due for items other than base rent, the identity of the lessor and lessee, and the current use of the leased premises)

entered into by, or binding on, the Company, whether as lessor or lessee, together with all written waivers, modifications and amendments thereto or agreements or written correspondence providing for any deviation therefrom or supplements thereto, including, without limitation, leases or subleases of, or any other occupancy agreements relating to, real property (the “Real Property Leases”).  Sellers have delivered to the Buyer true and complete copies of the Real Property Leases prior to the date hereof.  The leasehold interest in the real property leased under the Real Property Leases, including any common areas, easements and licenses associated therewith (the “Real Property”), constitutes all of the real property necessary to conduct the Business as currently conducted.  Except for the rental payments set forth on Schedule 3.16, no other amounts are owed or reasonably likely to be owed by the Company with respect to any parcel of Real Property.  The Company enjoys peaceful and undisturbed possession of the Real Property and no easement or other access right is required to utilize such Real Property.  To Sellers’ Knowledge, no portion of the Real Property is subject to any pending or threatened condemnation or other similar proceeding by any Governmental Entity.  Except as disclosed in Schedule 3.16, (a) there are no (i) contracts or other agreements, written or oral, to which the Company is a party, granting to any party or parties the right of use or occupancy of any portion of the parcels of the Real Property or (ii) parties (other than the Company) in possession of the Real Property, and (b) the Real Property Leases will continue to be valid and binding immediately following the consummation of the transactions contemplated hereby.  To Seller’s Knowledge, each parcel of Real Property is in compliance with all applicable Laws and Orders.  The Company that is a party to a Real Property Lease has good and valid title to the leasehold estate under each such Real Property Lease free and clear of all Liens other than Permitted Liens.  The plants, buildings and structures that are part of the Real Property are in all material respects in the condition required by the terms of the applicable Real Property Lease (without payment, penalty or forfeiture of deposits).  The Company has received all required material approvals of Governmental Entities (including permits and certificates of occupancy or other similar certificates permitting lawful occupancy by the Company of the Real Property) required in connection with the Company’s lease and operation of the Real Property.  Except as disclosed in Schedule 3.16, no Individual Seller has received any written notice of any violation or alleged violation of any Laws or Orders applicable to the Real Property, including any nonconforming use thereof.  There are no disputes pending or, to the Knowledge of the Sellers’, threatened, by or against the owner or lessor of any Real Property.  Except as disclosed in Schedule 3.16, each Real Property Lease is in full force and effect, there are no defaults under such leases by the Company, or to Sellers’ Knowledge, any other party to such leases.  Except as disclosed in Schedule 3.16, each Real Property Lease by its terms grants the Company under the Real Property Lease the exclusive right to use and occupy the demised premises as described therein, and to the Sellers’ Knowledge, no one else has the right to use or occupy the demised premises as described therein.  No material repairs have been or are currently planned to be requested with respect to any Real Property subject to any Real Property Lease.  All of the Real Property is supplied with utilities (including water, sewage, electricity and telephone) necessary for the operation of the Real Property as currently operated.

3.17

Employees.

(a)

Schedule 3.17(a) hereto sets forth a true and complete list of all Employees as of the Closing Date, and sets forth a true and correct listing of each such Employee’s current base salary and the compensation amounts paid to each Employee with respect to 2006, including (i) base salary, (ii) bonus arrangements and (iii) commission arrangements.  Except as disclosed on Schedule 3.17(a), since January 1, 2007, neither the Sellers nor the Company has increased, or agreed to increase the current base salary, commission, bonus or benefits of any of the Employees from the amounts set forth in Schedule 3.17(a) with respect to 2006, other than normal merit increases and bonuses to such Employees in accordance with the Company’s historical practices and existing compensation policies.  Prior to the Closing, the Company has terminated the employment of all Employees whom the Buyer has elected not to extend (by written notice to the Company) continued employment with the Company following the Closing.

(b)

Except as set forth on Schedule 3.17(b), the Company has (i)  no unfair labor practice charge or complaint or other proceeding pending or, to Sellers’ Knowledge, threatened against it, (ii)  no labor strike, slowdown or stoppage pending or, to Sellers’ Knowledge, threatened against it, (iii)  no pending collective bargaining negotiations relating to the Employees of it, (iv)  no pending petitions for recognition of a labor union or association as the exclusive bargaining agent for any or all of the Employees, (v)  no pending arbitrations, grievances, suits or administrative proceedings before any Governmental Entity relating to labor or employment matters involving any Employees, or (vi) not been or is not a party to or otherwise bound by any collective bargaining agreement or Contract with a labor union or labor organization nor, to the Sellers’ Knowledge, are there any activities or proceedings of any labor union to organize any persons employed by the Company.  During the last six (6) months, no Employee has notified any Individual Seller of his or her intentions to, or, to the Sellers’ Knowledge, has otherwise threatened orally or in writing to any Individual Seller to, terminate his or her employment with the Company.  Except as set forth on Schedule 3.17(b), the Company has never had or experienced (i) any union organization attempts, labor strikes or work stoppages or (ii) any arbitrations, grievances, suits or administrative proceedings before any Governmental Entity relating to labor or employment matters involving any current or former Employee.

(c)

The Company is currently in compliance in all material respects with all applicable Laws relating to health and safety or the employment of labor, including, but not limited to, the Fair Labor Standards Act of 1938, as amended, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”), the Occupational Safety and Health Act of 1970, as amended (“OSHA”), the American with Disabilities Act.  There are no pending OSHA Suits against the Company, and in the five (5) years prior to Closing, the Company has not received any notice from any Governmental Entity of any OSHA violations by the Company.  All individuals classified by the Company as independent contractors have been properly classified as nonemployees for purposes of applicable Laws.  The Company is, and at all times has been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986.

(d)

Schedule 3.17(d) sets forth a true and complete (i) list of each former employee of the Company whose employment has been terminated since January 1, 2003, (ii) list of any severance or separation agreements executed by any such employee, and (iii) a description of any pending Suits arising out of their employment or termination.  The Company has not approved any plan of layoffs for the twelve (12) month period after the Closing that would (i) affect more than five (5) employees, or (ii) result in any employment loss that would constitute a “plant closing” or “mass layoff” (defined under the WARN) or other event requiring advance notice of termination at any time under WARN or other similar Laws.

(e)

No Employee is obligated under any Contract (including licenses, covenants or commitments of any nature), or subject to any Order, that would interfere in any material respect with their duties to the Company or that would conflict in any material respect with the Business.

(f)

The Company has never implemented any plant closing or mass layoff of employees as those terms are defined in WARN or any similar state or local law or regulation.

(g)

The Sellers have delivered to the Buyer copies of all reports of the Company required under OSHA, and under all other applicable health and safety Laws and the deficiencies, if any, noted on such reports have been corrected.

3.18

Benefit Matters.

(a)

Benefit Plans Generally.  Schedule 3.18(a) attached hereto contains a true and complete list of all Benefit Plans.

(b)

Multiemployer Plans Generally.  No Benefit Plan listed on Schedule 3.18(a) is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA), a “multiple employer plan” (within the meaning of Section 413 of the Code) or a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA) and the Company has never contributed to, maintained or been a member of any such plan or arrangement.

(c)

Pension Plans.  The Company has no material Liability with respect to any pension plan (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code.

(d)

Qualified Plans.  With respect to each Employee Plan intended to qualify under Section 401(a) of the Code, except as set forth on Schedule 3.18(d), such Employee Plan has received a determination letter or opinion letter from the Internal Revenue Service (the “IRS”) stating that the form of such plan is so qualified.

(e)

Compliance.  Each Benefit Plan complies and has been administered in accordance with all applicable Laws, including ERISA and the Code, as applicable.

(f)

Contributions.  The Company has made all payments and contributions to all Benefit Plans on a timely basis as required by the terms of each such Benefit Plan (and any insurance contract funding such plan) and any applicable Law.

(g)

Prohibited Transactions.  (i)  No nonexempt “prohibited transactions” as such term is defined in Section 406 of ERISA or Section 4975 of the Code have occurred with respect to any Benefit Plan, and (ii) the Company has no Tax Liability under Section 4975 of the Code.  Except as required by applicable Law, (A) the Company has not engaged in any transaction in connection with which the Company could reasonably be expected to be subject to a criminal or civil penalty under ERISA, and (B) no Benefit Plan, nor any trust which serves as a funding medium for any such Benefit Plan is, to Sellers’ Knowledge, currently under examination by the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any court, other than applications for determinations pending with the IRS.

(h)

Documentation.  The Sellers have provided to the Buyer true and complete copies of the following documents: (i) to the extent applicable, all plan documents, amendments and trust agreements relating to each Benefit Plan, including, without limitation, any insurance contracts under which benefits are provided, as currently or most recently in effect; (ii) to the extent applicable, the most recent annual and periodic accountings of plan assets; (iii) to the extent applicable, the most recent IRS notification, opinion or determination letter relating to any Benefit Plan which is a pension plan (as defined in Section 3(2) of ERISA) which is intended to be qualified under Section 401(a) of the Code, (iv) to the extent such reports were required, all annual reports filed on Form 5500 or 5500C/R, as applicable, for the most recent plan year for which such form is currently required; and (v) the current summary plan description, if any is required by ERISA to be prepared and distributed to participants, for each Benefit Plan.

(i)

Post-Retirement Benefits.  Except as set forth on Schedule 3.18(i), no Benefit Plan provides post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits or has any obligation under any plan that provides such benefits, except to the extent of the continuation coverage rules as provided under Sections 601 through 608 of ERISA (“COBRA”) or any similar applicable state law.

(j)

Severance Payments.  Except as set forth on Schedule 3.18(j), neither the execution of this Agreement, the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) entitle any Employees to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (ii) accelerate the time of payment or vesting or trigger any payment or funding of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, or (iii) (except with respect to benefits accrued on or prior to Closing) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, the Buyer to merge, amend or terminate any of the Benefit Plans.

3.19

Environmental Matters.  Except as set forth on Schedule 3.19, (a) the Company is, and has always been, in compliance with all applicable Environmental Laws, (b) the Company has not received any claim or been made party to any Suit with respect to the Business or any Real Property from any Governmental Entity or third party relating in any way to any Environmental Law, nor to the Sellers’ Knowledge, are any such Suits threatened, (c) to Sellers’ Knowledge, there has been no “release” or “discharge” of a “hazardous substance,” as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq. on:  (i) any Real Property, or during the Sellers’ or the Company’s ownership, lease, use or occupancy thereof; (ii) on any property formerly owned, leased, used or occupied by the Sellers or the Company in connection with the Business; or (iii) from any property on which a hazardous substance generated by the Company was placed for disposal, and (d) the Company has no actual or, to the Sellers’ Knowledge, alleged Liabilities under any Environmental Law.  The Company has not used any portion of the Real Property as a landfill or for the storage of any “hazardous substance,” and to the Sellers’ Knowledge, no other Person has used any portion of the Real Property for such purposes.  To Sellers’ Knowledge, there are no, and have never been, any underground storage tanks on the Real Property.  To Sellers’ Knowledge, there is no environmental condition or contamination on the Real Property that has (i) given rise to an Order applicable to the Company, or (ii) caused the Company to incur payment obligations under the Real Property Leases or any other real property lease executed by the Company prior to the Closing.

3.20

Taxes.

(a)

All Tax Returns required to be filed by the Company have been timely and duly filed, and all such Tax Returns and amendments thereto are true, complete and correct.  The Company has paid all Taxes it is required to have paid under applicable Law, whether or not shown on such Tax Returns.

(b)

The Company has withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any Employee, independent contractor, or other Person.

(c)

The Company is not currently the beneficiary of any extension of time within which to file any Tax Return, which return has not been filed.

(d)

No Tax Returns of the Company are currently being audited, examined or investigated or are the subject of other proceedings by any Governmental Entity, nor has an Individual Seller or the Company received any outstanding written notice of the institution of, or intent to institute, any such audit, examination, investigation or proceeding and the Company is not a party to any action or proceeding for assessment or collection of Taxes and no such action or proceeding has been asserted in writing.  Schedule 3.20(d) sets forth the most recent income, franchise or similar Tax Return of the Company for which an audit has been completed.  No waiver or extension of any statute of limitations has been executed by the Company with respect to Taxes of the Company which is still in effect.  Neither the Company nor the Sellers has received written notice of any claim by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by such jurisdiction.

(e)

Except as set forth on Schedule 3.20(e), none of the Sellers or the Company is a party to any Tax sharing or Tax allocation agreement or any other agreement pursuant to which they are obligated to pay the Taxes of another Person.  The Company has no obligation (contingent or otherwise) to make any distribution to the Sellers upon an adjustment (by audit or otherwise) of the Tax Returns of any of the Sellers or the Company for periods up through and including the Closing.

(f)

The Sellers have provided to the Buyer true and correct copies of all Income Tax Returns of Company for the tax years ended December 31, 2004 and December 31, 2005.

(g)

Schedule 3.20(g) sets forth the following information with respect to the Company as of the most recent practicable date as well as on an estimated pro forma basis as of the date of Closing after giving effect to the consummation of the transactions contemplated hereby: (i) the basis of the Company in its assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax credit, or excess charitable contribution allocable to the Company; and (iii) the amount of any deferred gain or loss allocable to the Company arising out of any intercompany transaction.

(h)

None of the Purchase Price is subject to Tax withholding of any type.

(i)

The Company has no Liability for the Taxes of any other person under Treasury Regulation §1.1502-6 (or any similar provision under the Law), as a transferee or successor, by Contract or otherwise.

(j)

Each Individual Seller has paid or will pay all Taxes related to the income of the Company allocated to such Individual Seller for periods up through and including the Closing Date as such income is finally determined.

3.21

Cash Accounts; Powers of Attorney.  Schedule 3.21 hereto lists (i) the name and city of every bank or other financial institution in which the Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, (ii) the account number of each account, and (iii) all persons authorized to sign thereon or have any access thereto or control thereof. Except as set forth on Schedule 3.21, the Company has not granted any powers of attorney to any Person.

3.22

Brokers.  Except as set forth on Schedule 3.22, no investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of an Individual Seller or the Company who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.  The Company has not assumed any Liability for the payment of, nor have paid, any of the costs and expenses incurred by an Individual Seller or the Company in connection with the sale of the Business and the Subject Shares, which costs and expenses shall be paid in full (from the Purchase Price proceeds or otherwise after the Closing) solely by the Sellers.

3.23

Affiliate Transactions.  Except as set forth in Schedule 3.23 and except for payments under compensation arrangements disclosed in Schedule 3.17(a), none of (i) the Sellers (or any of their parents, spouses, siblings or children), or (ii) any Affiliates of the Company or any Persons described in subsection (ii), above (collectively, “Seller Related Parties”) is a party to any Contract with the Company or is directly or indirectly interested in any Contract with the Company.  The Company has not given any guarantees or assumed any obligations of, or has any indebtedness or other payment obligations to, any Seller Related Parties, and no such Person has any indebtedness or payment obligations to the Company.  Except as set forth in Schedule 3.23, neither the Company nor any Seller Related Party (i) has any material direct or indirect financial interest in any competitor, supplier or customer of the Company, or (ii) owns, directly or indirectly, in whole or in part, or has any other material interest in, any Real Property or any tangible or intangible assets which the Company currently uses in the conduct of the Business.  Schedule 3.23 sets forth a list of each transaction between the Company on the one hand, or a Seller Related Party, on the other hand, in the twenty-four (24) months immediately preceding the Closing Date, other than ordinary course transactions undertaken in the course of or as a result of employment of a Seller Related Party with the Company.  All matters referenced in this

Section 3.23 have been conducted and reflected in the Books and Records on an arms’ length basis.

3.24

Officers and Directors.  A true and complete list of the current officers and members of the board of directors of the Company is set forth on Schedule 3.24 hereto.

3.25

Customers; Suppliers.  Schedule 3.25 sets forth the names, addresses, transaction volume and annual revenue of each of (i) the fifteen (15) most significant customers of the Company (in each case, based on aggregate revenue received by the Company) for 2006, and (ii) the ten (10) most significant suppliers of the Company (in each case, based on aggregate payments made by the Company) for 2006.  Except as set forth on Schedule 3.25:

(a)

none of the Sellers or, to the Sellers’ Knowledge, the Company has received any notice that any such customer has ceased or intends to cease, and to the Sellers’ Knowledge no circumstances or facts exist as of the Closing Date that will result in any such customer ceasing within twelve (12) months of the Closing Date, to use the products, goods or services of the Company;

(b)

none of the Sellers or, to the Sellers’ Knowledge, the Company has received any notice that any such customer has substantially reduced or intends to substantially reduce, and to the Sellers’ Knowledge no circumstances or facts exist as of the Closing Date that will result in any such customer substantially reducing within twelve (12) months of the Closing Date, the use of such products, goods or services; and

(c)

none of the Sellers or, to the Sellers’ Knowledge, the Company has received any notice that any such supplier has materially changed, or intends to materially change, the terms of its business relationship with the Company, and to the Sellers’ Knowledge, no circumstances or facts exist as of the Closing Date that will result in any such supplier materially changing the terms of its business relationship with the Company within twelve (12) months of the Closing Date.

3.26

FCPA.  The Company has conducted all of its activities in full compliance with the U.S. Foreign Corrupt Practices Act, as amended, and the regulations adopted thereunder (“FCPA”).  Neither the Company, nor anyone acting on its behalf, has made or offered any payment or given anything of value directly or indirectly to any government official or to any official of a political party or candidate for public office in violation of the FCPA, or otherwise has made an illegal payment or contribution of any kind.

3.27

Receivables.  Schedule 3.27 sets forth aged lists of the accounts receivables of the Company as of the Balance Sheet Date.    Except to the extent reserved for in the Recent Balance Sheet or disclosed pursuant to Schedule 3.23, (a) all accounts receivable reflected in the Recent Balance Sheet arose from, and the accounts receivable existing as of the Closing have arisen from, the sale of products, goods or services to Persons who are not Seller Related Parties in bona fide arm’s length transactions in the ordinary course of business consistent with past practice and, except as reserved against in the Recent Balance Sheet constitute only valid, undisputed claims of the Company not subject to valid claims of setoff or other defenses or counterclaims, other than normal cash discounts accrued in the ordinary course of business consistent with past practice, (b) there is no written agreement expressly providing for specific claims for set-off, and (c) to the Sellers’ Knowledge, no Person has asserted a right or claim of set-off against any accounts receivable of the Company reflected in the Estimated Balance Sheet or the Recent Balance Sheet.  Except as set forth in Schedule 3.27, since the Balance Sheet Date, the Company has collected its accounts receivable in the ordinary course of business and in a manner which is consistent in all material respects with past practices.

3.28

Accounts Payable.  Except as set forth in Schedule 3.28, all of the accounts payable of the Company which are outstanding as of the Closing arose in bona fide arm’s length transactions in the ordinary course of business and no such account payable is (i) payable to a Seller Related Party, (ii) more than forty-five (45) days past due, or (iii) the subject of any written past due notice or written payment demand (other than the original invoice) received by the Company.  Since the Balance Sheet Date, the Company has paid its accounts payable in the ordinary course of business and in a manner that is consistent with past practices.

3.29

Solvency.  Neither an Individual Seller nor the Company has:  (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they become due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

3.30

Loans and Advances. Except as contemplated by this Agreement and the Ancillary Agreements, the Company has not made any loan or advance to any Person which is outstanding on the date of this Agreement, nor is the Company obligated or committed to make any such loan or advance, nor does the Company own any capital stock or assets comprising the business of, obligations of, or any interest in, any Person except, in each case, for advances to Employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

3.31

Product Warranties and Liability.  Except as described on Schedule 3.31, no products that have been sold or distributed by the Company are subject to any guaranty, warranty or other indemnity issued by, or guaranteed by, the Company (including as a result of any course of conduct between the Company and any Person or as a result of any statements in any of the Company’s or the Seller’s product or promotional literature).  Schedule 3.31 includes copies of the current standard terms and conditions of sale for the Company.  Except as set forth on Schedule 3.31, since January 1, 2000, there have been no warranty claims with respect to any products licensed, sold or delivered by the Company.  There are no pending or, to the Sellers’ Knowledge, threatened (i) claims for product returns, (ii) claims for warranty obligations, or (iii) claims for product services, other than, in the case of items (i)-(iii), above, those arising in the ordinary course of business consistent with past practice.

3.32

Outstanding Indebtedness.

 Other than as set forth in Schedule 3.32, the Company has no outstanding Indebtedness as of the date hereof (excluding the Permitted Liabilities).  Schedule 3.32 includes a list of all credit card Indebtedness of the Company, including any

Permitted Liabilities, which credit card Indebtedness, as of the Closing Date, does not exceed $20,278.09.

3.33

Payment of Transaction Expenses.  On or prior to the Closing Date, all Transaction Expenses owed to the Service Provider have been paid in full.

3.34

Investment Purpose.  Each Individual Seller is acquiring the Buyer Stock for investment only and for each Individual Seller’s own account, and not with a view to resale or other disposition thereof.  Each Individual Seller is capable of evaluating the merits and risks of an investment in the Buyer Stock.  Each Individual Seller acknowledges that the Buyer Stock is not registered under the Securities Act or any state securities laws in reliance upon one or more exemptions from the registration requirements made available under such laws.  Each Individual Seller covenants and agrees that it will not offer, sell or otherwise transfer the Buyer Stock unless and until the Buyer Stock is registered pursuant to the securities laws of all applicable jurisdictions, or unless the disposition thereof is otherwise exempt from registration thereunder; in the event the Buyer Stock is proposed to be transferred pursuant to an exemption from registration, such proposal must be accompanied by an opinion of counsel reasonably satisfactory to the Buyer to the effect that such transfer complies with applicable securities laws.  Each Seller has been directed by the Buyer to review the Buyer’s most recent annual report on Form 10-K, three most recent quarterly reports on Form 10-Q and any Forms 8-K filed since the Buyer’s most recent quarterly report on Form 10-Q, all of which have been filed publicly and can be found on the Buyer’s website (www.arinet.com) or the website for the Securities and Exchange Commission (www.sec.gov) and has been told that the Buyer will provide written copies of such reports to each Individual Seller upon request.

3.35

Disclosure.  No representation, warranty, or statement made by the Sellers in this Agreement, any Ancillary Agreement, or any agreement, instrument, certificate, statement, or document furnished by or on behalf of the Sellers that is required to be delivered pursuant to Section 2.4(a) of this Agreement at or prior to, Closing in connection herewith or therewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to each Seller, as follows:

4.1

Existence and Power.  The Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Wisconsin.

4.2

Authorization.  The execution, delivery, and performance by the Buyer of this Agreement, the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby (i) are within the Buyer’s corporate powers and (ii) have been duly authorized by all necessary corporate action on the part of the Buyer.

4.3

Enforceability.  This Agreement and each Ancillary Agreement to which it is a party have been duly executed and delivered by the Buyer and constitute valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable Law.

4.4

Governmental and Third Party Authorizations.  Except as set forth on Schedule 4.4, and except for applicable requirements under corporate or “blue sky” laws of various states, no material consent, approval or authorization of, declaration to or filing or registration with, any Governmental Entity or any other Person is required to be made or obtained by the Buyer in connection with the execution, delivery and performance by the Buyer of this Agreement or the Ancillary Agreements to which it is a party or the consummation by the Buyer of the transactions contemplated hereby or thereby, except for such consents or approvals the failure of which to obtain would not (i) have a material adverse effect on the business, assets, condition (financial or otherwise), cash flow, results of operations or prospects of the Buyer, taken as a whole, or (ii) materially adversely affect the ability of the Buyer to consummate the transactions contemplated by this Agreement.

4.5

Noncontravention.  Except as set forth on Schedule 4.5, the execution, delivery and performance by the Buyer of this Agreement, the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (i) violate the Organizational Documents of the Buyer, (ii) violate any Law applicable to the Buyer, (iii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to termination, cancellation or acceleration of any right or obligation of the Buyer or to a loss of any benefit to which the Buyer is entitled, under any agreement or other instrument binding upon the Buyer, or (iv) result in the creation or imposition of any Lien on any asset of the Buyer, other than the Permitted Liens.

4.6

Brokers.  Except as set forth on Schedule 4.6, no investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of the Buyer who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE V
COVENANTS OF THE SELLERS

5.1

Documents Ancillary to Indebtedness.  If any Indebtedness Holder asserts (or attempts to assert) against the Company (or its successors) any rights or claims under any agreements or instruments executed by such Indebtedness Holder in connection with the Indebtedness paid off at Closing, the Sellers shall (at its sole cost and expense) secure from such Indebtedness Holder a written release or termination of its rights under such agreements or instruments.

5.2

Appointment of Sellers’ Representative.

(a)

The Sellers irrevocably constitute and appoint Robert Hipp (the “Sellers’ Representative”) as their true and lawful attorney-in-fact and agent and authorizes such person acting for them and in their names, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with this Agreement, as fully to all intents and purposes as they might or could do in person, including taking any and all action on behalf of them from time to time as contemplated hereunder.  The Sellers grant unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the Sellers’ Representative may lawfully do or cause to be done by virtue hereof.  The Sellers acknowledge and agree that upon execution of this Agreement, upon any delivery by the Sellers’ Representative of any waiver, amendment, agreement, opinion, certificate or other document executed by the Sellers’ Representative, the Sellers shall be bound by such documents or action as fully as if it had executed and delivered such documents.

(b)

Upon the death, disability or incapacity of the initial Sellers’ Representative appointed pursuant to Section 5.2(a) above, the Sellers acknowledge and agree that they shall appoint a replacement capable of carrying out the duties and performing the obligations of the Sellers’ Representative hereunder within ten (10) business days of such death, disability or incapacity.

(c)

The Sellers agree that the Buyer and the Company shall be entitled to rely on any action taken by the Sellers’ Representative, on behalf of the Sellers, pursuant to Section 5.2(a), above (each, an “Authorized Action”), and that each Authorized Action shall be binding on the Sellers as fully as if the Sellers had taken such Authorized Action.

ARTICLE VI
COVENANTS OF THE BUYER

6.1

Access to Books and Records.  The Buyer shall preserve until the sixth (6th) anniversary of the Closing Date all Books and Records of the Company relating to any of the assets or Permitted Liabilities of the Business prior to the Closing.  After the Closing, the Buyer shall provide the Sellers and their representatives with reasonable access, upon prior reasonable written request, during regular business hours, to (i) the officers and employees of the Company for informational purposes only, and (ii) the books of account and records of the Company, but, in each case, only to the extent relating to the assets, Permitted Liabilities or the Business prior to the Closing, and the Sellers and their representatives shall have the right to make copies of such books and records at their sole cost; provided, that no such access shall be required in connection with any claim or Suit (A) asserted by or against a Buyer Indemnitee, except (1) in response to a request by the Sellers for access to certain officers, employees, books and/or records, which access must be reasonably necessary for the Sellers to determine whether to deliver a Control Notice (as defined herein) with respect to such claim or Suit, or (2) in the event that the Sellers have delivered a Control Notice with respect to such claim or Suit, or (B) asserted by any of the Sellers against any of the Buyer Indemnitees; provided, further that (a) the reasonable out-of-

pocket costs incurred by the Buyer in connection with making available the Employees shall, unless otherwise a Loss for which a Seller Indemnitee may seek indemnification under Section 9.2(b), be borne by the Sellers, and (b) nothing in this Article VI shall limit in any manner the Sellers’ ability to secure information necessary to comply with Section 7.2, the Sellers’ obligations under Section 9.2, the Buyer’s obligations under Section 9.3, or any party’s right to conduct full discovery in connection with any Suit in accordance with applicable Law.

ARTICLE VII
COVENANTS OF THE BUYER AND THE SELLERS

7.1

Public Announcements.  Neither the Buyer nor any Seller shall, nor shall any of their respective Affiliates, without the approval of the other parties, issue any press release or media statement within 60 days of Closing with respect to the transactions contemplated by this Agreement, except as may be required by applicable Law, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided that each of the parties may make internal announcements to their respective employees regarding the transactions contemplated by this Agreement and the Ancillary Agreements.

7.2

Taxes. The following provisions shall govern the allocation of responsibility as between the Buyer and the Sellers for certain tax matters following the Closing Date:

(a)

 Each Seller shall jointly and severally indemnify the Company, the Buyer, and each Buyer Affiliate and hold them harmless from and against (without duplication), any loss, claim, liability, expense, or other damage attributable to (i) all Taxes (or the non-payment thereof) of the Company for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (“Pre-Closing Tax Period”), (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation §1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and (iii) any and all Taxes of any person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing.  The Sellers shall reimburse the Buyer for any Taxes of the Company that are the responsibility of the Sellers pursuant to this Section 7.2(a) within fifteen (15) business days after payment of such Taxes by the Buyer or the Company.

(b)

In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts of the Company for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company holds a beneficial interest, if any, shall be deemed to terminate at such time) and the amount of other Taxes of the Company for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

(c)

The Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company that are filed after the Closing Date.  The Buyer shall permit the Sellers to review each such Tax Return described in the preceding sentence prior to filing.

(d)

The parties shall cooperate on the following tax matters:

(i)  The Buyer, the Company and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to Section 7.2(c), above, and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Company and the Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

(ii)  The Buyer and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(iii)  The Buyer and the Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Code §6043 and all Treasury Regulations promulgated thereunder.

(e)

All tax-sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

(f)

All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, the Buyer shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

7.3

Further Assurances.  Each of the Buyer and the Sellers shall execute such documents and other instruments and take such further actions as may reasonably be required or desirable to carry out the provisions hereof and consummate the transactions contemplated by this Agreement and the Ancillary Agreements.  Upon the terms and subject to the conditions hereof, each of the Buyer and the Sellers shall use its respective commercially reasonable efforts  to (a) take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, and (b) obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

ARTICLE VIII
RESTRICTIVE COVENANTS

8.1

Noncompetition.  Mr. Hipp acknowledges and agrees that at no time for a period of five (5) years after the Closing Date shall he, whether as agent, stockholder (except as the holder of not more than five percent (5%) of the equity securities of a publicly held enterprise as long as he does not render advice or assistance to such enterprise), employer, consultant, representative, partner or otherwise:

(a)

Acquire an ownership interest in, or render Services (as hereinafter defined) to any Competitor (as hereinafter defined) or supply any products which are the same as or similar to those provided by the Company (or its successors) to or for any end user customer or Prospective Customer of the Company (or its successors), including, but not limited to the Motorsports Web Management System; or

(b)

Contact, solicit or entice, or attempt to contact, solicit or entice, any supplier, customer or Prospective Customer (as hereinafter defined) of the Business or the Company (or its successors) so as to cause, or attempt to cause, any of said suppliers, customers or Prospective Customers not to do business with the Company (or its successors), to reduce their business with the Company (or its successors), or to purchase products or Services offered by the Company (or its successors) from a Competitor; or

(c)

Employ any person who is an employee of the Company (or its successors) or induce, or attempt to induce, any person who is an employee of the Company (or its successors) to leave the employ of the Company (or its successors) and/or to accept employment elsewhere.

(d)

For purposes of this Section , the term “Services” shall mean the provision of web design, web hosting, e-commerce, network consulting or software product development, production, marketing or sales.  For purposes of this Section 8.1, the term “Competitor” shall mean any business, incorporated or otherwise, which sells or services in the states where the Company (or its successors) does business web design, web hosting, e-commerce, network consulting or software product development, production, marketing or sales or services similar to those serviced, sold or offered by the Company as of the date hereof.  For purposes of this Section 8.1, the term “Prospective Customer” shall mean any person that was solicited or contacted by the Company during the one (1) year prior to the Closing Date for purposes of selling or licensing to such person products or Services of the Company.

8.2

Nondisclosure of Confidential Information.  Each Individual Seller acknowledges and agrees that such Individual Seller shall not, for a period of five (5) years following the Closing Date, use for its own direct or indirect benefit any Confidential Information (as hereinafter defined) or disclose any Confidential Information to anyone other than to representatives of the Company or the Buyer designated in writing by the Buyer except any such Confidential Information which is required to be disclosed by such Individual Seller in connection with any Proceeding, and then only after such Individual Seller has given written notice to the Buyer of the intention so to disclose such Confidential Information and has given the Buyer a reasonable opportunity to contest the need for such disclosure, and such Individual Seller shall cooperate with the Buyer in connection with any such contest.  In addition, after the Closing Date, the Sellers shall not modify, reverse-engineer, decompile or disassemble the Software or otherwise obtain or access the source code therefore, or merge all or any part of such Software into computer software. For purposes of this Section 8.2, the term “Confidential Information” shall mean all nonpublic and all proprietary information relating to the Business, its customers and products and services, including, without limitation, the following: (a) all information and records concerning products or services being researched by, under development by or being tested by the Business but not yet offered for sale; (b) all information concerning Intellectual Property, including, but not limited to, all source code; (c) all information concerning pricing policies of the Business, the prices charged by the Business to its customers, the volume or orders of such customers and other information concerning the transactions of the Business with its customers or prospective customers; (d) the customer lists of the Business; (e) financial information concerning the Business; (f) information concerning salaries or wages paid to, the work records of and other personnel information relative to Employees of the Company; (g) information concerning the marketing programs or strategies of the Business; and (h) all other confidential and proprietary information of the Business.

8.3

Further Assurances.  In addition to all other legal remedies available to the Buyer for the enforcement of the covenants of this Article VIII, each Individual Seller acknowledges and agrees that the Buyer shall be entitled to temporary and permanent injunctive relief by any court of competent jurisdiction without the necessity of posting any bond or other security to prevent or restrain any breach or threatened breach hereof.  Each Individual Seller further acknowledges and agrees that if any of the covenants set forth herein shall at any time be adjudged invalid to any extent by any court of competent jurisdiction, such covenant shall be deemed modified to the extent necessary to render it enforceable.

ARTICLE IX
INDEMNIFICATION

9.1

Survival of Representations, Warranties and Covenants.  All of the representations and warranties set forth in this Agreement shall survive until the end of the eighteenth complete calendar month after the Closing Date, except that all of the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.6(a) and (b), 3.13(a), 3.14(b), 3.18, 3.19, 3.20, 3.22, 3.34, 4.1, 4.2, 4.3, 4.4 and 4.6 shall survive the Closing Date to and including the sixtieth (60th) day after the applicable statute of limitation period (or any extension) has expired.  The Sellers’

indemnification obligations set forth in Section 9.2(a)(iii) will survive until the sixtieth (60th) day following the expiration of the period of any applicable statute of limitation.  Any claims under this Agreement with respect to a breach of a representation and warranty must be asserted by written notice delivered prior to 5:00 P.M., Milwaukee time, on the last day of the applicable survival period, and if such a Claim Notice is given in compliance with Section 9.4(a) or a Third Party Notice is given in compliance with Section 9.5(a), as applicable, prior to such time, the survival period for such claim shall continue until such claim is fully resolved.  The covenants and agreements contained herein shall survive the Closing without limitation as to time unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive for such specified term.  All representations, warranties, covenants and agreements of the Sellers and the Buyer made in this Agreement, in the Seller Disclosure Schedules and the Ancillary Agreements are material.

9.2

Indemnification.

(a)

Subject to the limitations set forth in this Article IX, the Sellers shall jointly and severally indemnify, defend and hold harmless each Buyer Indemnitee from and against, any and all losses, damages, Liabilities, diminution in value, suits, causes of action, judgments, awards, assessments, fines, penalties, interest, obligations for payment (including, but not limited to, payments owed to shareholders, agents or employees of an Indemnified Party in connection with their rights to indemnification from the Indemnified Party) costs and expenses, including reasonable attorneys’ fees and disbursements (“Losses”), incurred by such Buyer Indemnitee that arise out of or relate to:

(i)

any misrepresentation or breach of any warranty by any of the Sellers contained in Article III of this Agreement;

(ii)

any breach or nonperformance by any of the Sellers of any of their covenants or agreements contained in this Agreement;

(iii)

any Taxes attributable to any of the Sellers or the Company for any period or portion of any period prior to, and up through and including, the Effective Time;

(iv)

any Indebtedness of the Company outstanding as of the Closing, other than (a) Balance Sheet Closing Date Indebtedness, or (b) any Indebtedness paid by the Sellers pursuant to Section 2.5(g);

(v)

any failure of the Sellers to pay and/or perform any Liability or obligation of the Company or the Business other than the Permitted Liabilities and the liabilities and obligations of the Buyer arising solely from the operation of the Business after the Closing;

(vi)

any misrepresentation or breach of any warranty by any of the Sellers contained in the Subordination Agreement; and

(vii)

any breach or nonperformance by any of the Sellers of any of their covenants or agreements contained in the Subordination Agreement.

(b)

Subsequent to the Closing, subject to the limitations set forth in this Article IX, the Buyer shall indemnify, defend and hold harmless each Seller Indemnitee from and against any and all Losses incurred by such Seller Indemnitee that arise out of or relate to:

(i)

any misrepresentation or breach of any warranty made by the Buyer contained in Article IV of this Agreement;

(ii)

any breach or nonperformance by the Buyer of any of its covenants or agreements contained in this Agreement;

(iii)

any misrepresentation or breach of any warranty made by the Buyer contained in the Subordination Agreement; and

(iv)

any breach or nonperformance by the Buyer of any of its covenants or agreements contained in the Subordination Agreement.

9.3

Limitations on Liability.

(a)

The aggregate of all indemnification claims paid by the Sellers under Section 9.2(a) shall not exceed the Purchase Price (the “Cap”).

(b)

The aggregate of all indemnification claims paid by the Buyer under Section 9.2(b) shall not exceed the Cap.

(c)

If any Losses sustained by a Buyer Indemnitee that result from Losses sustained by the Company are covered by an insurance policy or an indemnification, contribution or similar obligation of another Person (other than an Affiliate of such Buyer Indemnitee), the Buyer Indemnitee shall use reasonable efforts to collect such insurance proceeds or indemnity, contribution or similar payments.  If the Buyer Indemnitee receives such insurance proceeds or indemnity, contribution or similar payments prior to being indemnified with respect to such Losses under Section 9.2, the payment under this Article IX with respect to such Losses shall be reduced by the net amount of such insurance proceeds or indemnity, contribution or similar payments to the extent related to such Losses (such net amount calculated net of any reasonable attorney’s fees and other expenses incurred in connection with such recovery).  If the Buyer Indemnitee receives such insurance proceeds or indemnity, contribution or similar payments after being indemnified and held harmless with respect to such Losses, the Buyer Indemnitee shall pay to the Sellers the net amount of such insurance proceeds or indemnity, contribution or similar payment to the extent related to such Losses (up to the amount of the indemnification payments received by the Buyer Indemnitee from the Sellers with respect to such Losses), less reasonable attorneys’ fees and other expenses incurred in connection with such recovery.  If any Buyer Indemnitee receives payment under this Article IX on account of a claim that results from Losses sustained by the Company that the Sellers believe in good faith is covered by an insurance policy or an indemnification, contribution or similar obligation of another Person (other than an Affiliate of such Buyer Indemnitee), the Buyer Indemnitee shall (i) on written request of the Sellers assign, to the extent assignable and not in violation of any other obligations or insurance policies of the Buyer Indemnitees, its rights under such insurance policy or indemnification, contribution or similar obligation with respect to such claim to the Sellers, and (ii) if so requested be relieved of any further obligation to pursue collection of such insurance or indemnification, contribution or similar obligation (except that, if requested to do so by the Sellers, the Buyer Indemnitee shall reasonably cooperate with the Sellers at the Sellers’ sole expense, to collect any such insurance or indemnification, contribution or similar obligation).

(d)

Subject to Section 9.3(e), the parties agree that the Holdback Amount shall serve as the first source of funding for any payment obligations of the Sellers under Section 9.2(a), and any indemnity payment due to any Buyer Indemnitee under Section 9.2(a) shall be made first from the Holdback Amount in accordance with the terms of Section 9.4.  Any indemnity payment due to any Buyer Indemnitee under Section 9.2(a) that is asserted against the Holdback Amount or is asserted after complete depletion of the Holdback Amount, shall be made by the applicable Seller(s) within ten (10) days after the final determination of the amount of the payment.  Any indemnity payment due to any Seller Indemnitee under Section 9.2(b) shall be made by the Buyer by wire transfer of immediately available funds to an account designated by the payee within ten (10) days after final determination of the amount of such payment.    Following the depletion of the Holdback Amount, the Buyer shall proceed against the Sellers directly, subject to the limitations contained herein.

(e)

For the avoidance of doubt, neither any payment of a Net Working Capital Adjustment pursuant to Section 2.5 nor any payment pursuant to Section 9.2(a)(iv) shall be subject to or count towards the Cap.

(f)

The Sellers agree that if, following the Closing, any claim becomes due from any of the Sellers pursuant to this Article IX in respect of any Losses (a “Loss Payment”), the Sellers shall have no rights against the Company, whether by reason of contribution, indemnification, subrogation or otherwise, in respect of any such Loss Payments, and shall not be entitled to take any action against the Company with respect thereto.

(g)

In no event shall any party be entitled to recover or make a claim for any amounts in respect of, and in no event shall “Losses” be deemed to include (i) special or punitive damages unless asserted by a third party, and (ii) the amount of any loss, Liability, damage or expense to the extent such amount is accrued as a liability or reserved for on the Final Net Working Capital Statement.

(h)

Notwithstanding anything to the contrary contained in this Agreement, each party hereto acknowledges and agrees that, without any limitation on the Buyer’s remedies against any Individual Seller for fraud, the Sellers bear responsibility for any breach of a representation or warranty in Article III  based upon “Sellers’ Knowledge” and corresponding terms and any Loss arising from such breach (subject to the procedures set forth in this Article IX), notwithstanding the fact that any particular Individual Seller’s breach or knowledge may have given rise to such Loss.

9.4

Notice of Claims.

(a)

Any Buyer Indemnitee or Seller Indemnitee seeking indemnification hereunder (the “Indemnified Party”) shall, within the relevant limitation period provided for in Section 9.1, give to the party from whom identification is sought (the “Indemnitor”) a notice in writing (a “Claim Notice”) describing in reasonable detail any claim for indemnification hereunder and, to the extent known to the Indemnified Party, the facts giving rise to such claim for indemnification.  The Indemnified Party shall include in such Claim Notice the amount or the method of computation of the amount of such claim, and a reference to the provision(s) of this Agreement pursuant to which such claim for indemnification is made including, if applicable, the representation or warranty with respect to which such claim is being made.

(b)

The Buyer or the Sellers, as applicable, shall have thirty (30) calendar days after the receipt of any Claim Notice pursuant hereto to either (i) agree that the applicable Indemnitor has an indemnification obligation under Article IX, agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to such Indemnified Party in immediately available funds or (ii) provide such Indemnified Party with notice that it disagrees with the assertion that the Indemnitor has an indemnification obligation under Article IX or the amount or method of determination set forth in the Claim Notice.  If the Buyer or the Sellers, as applicable, sends such a notice, then the Indemnified Party and the Buyer or the Sellers, as applicable, shall attempt in good faith to resolve any disputed claim within thirty (30) calendar days thereafter.

(c)

Notwithstanding the foregoing, the provisions of this Section 9.4 shall not apply in the case of a Claim Notice provided in connection with a claim by a third Person made against an Indemnified Party, which claims are governed by Section 9.5.

9.5

Third Party Claims.

(a)

If a claim by a third Person is made against an Indemnified Party, and if such Indemnified Party intends to seek indemnity with respect thereto in accordance with this Article IX, such Indemnified Party shall promptly notify the Buyer or the Sellers, as applicable, in writing of such claim, setting forth in reasonable detail the claim, the facts giving rise to such claim and references to the provisions of this Agreement pursuant to which such claim for indemnification was made, including, if applicable, the representation or warranty with respect to which such claim is made (the “Third Party Notice”).  The Buyer or the Sellers, as applicable, shall have thirty (30) calendar days after receipt of a Third Party Notice to provide written notice (the “Control Notice”) to the Indemnified Party that the Indemnitor will undertake to conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof.  The delivery of a Control Notice shall constitute an admission by the Indemnitor of its indemnification obligation hereunder with respect to such claim, and, subject to the limitations contained herein, its undertaking to pay directly all Losses incurred in connection therewith.  If a Control Notice is delivered, the Indemnified Party shall cooperate with the Indemnitor in connection therewith, and the Indemnified Party may participate in (but not control) such settlement or defense through counsel chosen by such Indemnified Party and paid at its own expense (which expense shall not constitute part of any Loss that is the subject of indemnity under this Article IX).  So long as such Third Party Notice is delivered in a timely manner and satisfies the requirements hereof in all material respects, the litigation expenses incurred by the Indemnified Party prior to receipt of the Control Notice shall constitute part of any Loss that is the subject of indemnity under this Article IX.  If the Buyer or the Sellers, as applicable, does not deliver the Control Notice within thirty (30) calendar days after receipt of a Third Party Notice, or otherwise fails to defend such claim actively in good faith within a reasonable time after receipt of a Third Party Notice, but either (A) admits to the Indemnified

Party in writing its indemnification obligation hereunder with respect to such claim, and, subject to the limitations contained herein, its undertaking to pay directly all Losses incurred in connection therewith, or (B) its indemnification obligation hereunder is confirmed by a court of competent jurisdiction through the entry of a declaratory judgment or similar order, then the Indemnified Party shall have the right to undertake the defense of the claim, but shall not thereby waive any right to indemnity therefor, the Indemnitor shall thereafter have no right to challenge the Indemnified Party’s defense therein, and the litigation expenses incurred by the Indemnified Party in defending the claim shall constitute part of any Loss that is the subject of indemnity under this Article IX; provided, that in the event neither clause (A) nor clause (B) is satisfied, then in addition to the rights set forth, above, in this sentence, the Indemnified Party shall have the right to settle or compromise such claim or consent to the entry of judgment with respect to such claim, and the Indemnitor shall thereafter have no right to challenge the Indemnified Party’s settlement, compromise or consent to judgment therein.

(b)

If the Indemnitor decides not to undertake to conduct and control of the settlement or defense of a claim, the Indemnitor may nonetheless participate in such settlement or defense through counsel chosen by such Indemnitor and paid at its own expense.

(c)

In no event shall the Indemnified Party pay or enter into any settlement of any claim or consent to any judgment with respect to any claim to which the Indemnitor has admitted in writing its responsibility for indemnification hereunder (as set forth in Section 9.5(a)) without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.  The Indemnitor may enter into a settlement or consent to any judgment without the consent of the Indemnified Party so long as a term of the settlement or judgment is that the Person or Persons asserting such claim unconditionally release all Indemnified Parties from all liability with respect to such claim; the sole relief provided is monetary damages that are paid in full by the Indemnitor and there is no effect on any other claim that may be made against the Indemnified Party; otherwise, the consent of the Indemnified Party shall be required in order to enter into any settlement of, or the consent to entry of a judgment with respect to, any claim, which consent shall not be unreasonably withheld or delayed.

9.6

Indemnification Exclusive Remedy.  Except for Losses arising out of or relating to fraud, indemnification pursuant to the provisions of this Article IX shall be the sole and exclusive remedy of the parties relating to the matters indemnified under Section 9.2.

9.7

Characterization of Indemnity Payments.  Except as otherwise required by applicable Law, any payment made pursuant to this Article IX shall be treated, for Tax purposes, as an adjustment to the Purchase Price.

9.8

Offset.  Any amounts owed by the Buyer to Sellers (including, but not limited to, amounts owed to Sellers pursuant to Section 2.5(f) or Section 2.7) may be offset or reduced by any amounts owed by the Sellers to any Buyer Indemnitees under this Article IX.

9.9

Right to Indemnification Not Affected by Knowledge.  The right to indemnification, payment of Losses or other remedy based on the representations, warranties, covenants and obligations contained in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or the compliance with any covenant or obligation, will not affect the right to indemnification, payment of Losses, or other remedy based on such representations, warranties, covenants and obligations.

ARTICLE X
MISCELLANEOUS

10.1

Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day, or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed as follows:

If to the Buyer, to:

ARI Network Services, Inc.
11425 West Lake Park Drive #900
Milwaukee, Wisconsin 53224-3023
Attention: Mr. John Bray
Facsimile:   (414) 973-4620

With a required copy (which shall not constitute notice) to:

Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin  53202
Attention:  Mark C. Witt
Facsimile: (414) 273-5198

If to any Seller, to:

Robert Hipp, as Seller Representative
9172 Holder
Buena Park, California  90620
Facsimile:   ________________

With a required copy (which shall not constitute notice) to:

Magee & Adler, APC

400 Oceangate

Suite 1030

Long Beach, California 90802

Attention:  Eric R. Adler

Facsimile:  (562) 432-1060

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).  If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

10.2

Amendments and Waivers.

(a)

Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)

No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10.3

Expenses.  Except as otherwise expressly provided in this Agreement, each party shall bear its own costs and expenses in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties.

10.4

Successors and Assigns.  This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto; provided that, without such consent, the Buyer may transfer or assign, in whole or in part or from time to time, to one or more of its Affiliates, the right to purchase all or a portion of the Subject Shares, but no such transfer or assignment will relieve the Buyer of its obligations hereunder.  Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

10.5

Governing Law.  This Agreement and the exhibits and schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of Wisconsin, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Wisconsin or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Wisconsin.

10.6

Consent to Jurisdiction.  Each party hereto irrevocably submits to the nonexclusive jurisdiction of any federal court located within Milwaukee County in the State of Wisconsin for the purposes of any suit, action or other proceeding arising out of this Agreement.  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any such action, suit or proceeding.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

10.7

Counterparts.  This Agreement may be executed in counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. The parties agree that the delivery of this Agreement, and the delivery of the Ancillary Agreements and any other agreements and documents at the Closing, may be effected by means of an exchange of facsimile signatures.

10.8

No Third Party Beneficiaries.  Except for Article IX, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.  The Buyer Indemnitees and Seller Indemnitees are third party beneficiaries of this Agreement in accordance with its terms.

10.9

Entire Agreement.

 This Agreement, the Ancillary Agreements, the Seller Disclosure Schedules, the other Schedules and the other documents, instruments and agreements specifically referred to herein or therein or delivered pursuant hereto or thereto set forth the entire understanding of the parties hereto with respect to the transactions contemplated by this Agreement. All schedules, including the Seller Disclosure Schedules, referred to herein are intended to be and hereby are specifically made a part of this Agreement.  Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

10.10

Seller Disclosure Schedules.  Except as otherwise provided in the Seller Disclosure Schedules, all capitalized terms therein shall have the meanings assigned to them in this Agreement.  Any reference to a section or subsection in the Seller Disclosure Schedules refers to that section or subsection of this Agreement, unless the context requires otherwise; provided, however, a particular matter disclosed in any section or subsection of the Seller Disclosure Schedules that a reasonable buyer would infer, based on the location and express content of such disclosure, qualifies another section or subsection of this Agreement shall also be deemed to qualify such other section or subsection of this Agreement.  The information set forth in the Seller Disclosure Schedules specifically refers to the section or subsection of this

Agreement to which such Seller Disclosure Schedule and information is responsive and each such Seller Disclosure Schedule and information shall be deemed to have been disclosed with respect to the applicable section or subsection of this Agreement and any other sections or subsections of this Agreement for which the same is fairly disclosed.  No disclosure in the Seller Disclosure Schedules relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.  The Schedules attached hereto are incorporated herein by reference.  The Schedules hereto shall not vary, change, alter or expand the scope of the literal meaning of the representations and warranties of the Sellers contained in this Agreement, other than creating exceptions that are responsive to the language of the warranties and representations contained in the Section to which each Schedule or exception specifically refers.  The parties acknowledge and agree that the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself, or if the relevance of such listing or copy to the representation or warranty is reasonably apparent.

10.11

Captions.  All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

10.12

Severability.  The parties intend that each representation and each warranty contained in this Agreement shall have independent significance.  Accordingly, except as otherwise expressly provided in this Agreement, nothing contained in any representation or warranty, or the fact that any representation or warranty may be more specific or less specific than any other representation or warranty, shall in any way limit, restrict or otherwise affect the scope, applicability or meaning of any other representation or warranty contained in this Agreement.  Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13

Interpretation.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have, or have caused this Agreement by their respective authorized officers to be, duly executed as of the date first above written.

SELLERS: /s/ Robert Hipp Robert Hipp /s/ Gary Lee Thormahlen Gary Lee Thormahlen /s/ Dan Nordell Dan Nordell
BUYER:
ARI Network Services, Inc. By: /s/ Brian E. Dearing Name: Brian E. Dearing Title: Chairman & CEO
COMPANY:
OC-NET, Inc. By: /s/ Robert Hipp Name: Robert Hipp Title: President

EXHIBITS

Exhibit A

Form of Promissory Note

Exhibit B

Employment Agreement

Exhibit C

Release